CHECKPOINT SYSTEMS, INC.,

                                    Issuer,

                                      and

                                 CHEMICAL BANK,


                                    Trustee



                                   INDENTURE



                          Dated as of October 24, 1995


                                U.S.$120,000,000
                5-1/4% Convertible Subordinated Debentures due 2005

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                                TABLE OF CONTENTS
                                                                       Page
                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE . . . . .
     SECTION 1.1.   Definitions . . . . . . . . . . . . . . . . . . . .
     SECTION 1.2.   Incorporation by Reference of TIA . . . . . . . . .
     SECTION 1.3.   Rules of Construction . . . . . . . . . . . . . . .
                                   ARTICLE II
                                 THE SECURITIES . . . . . . . . . . . .
     SECTION 2.1.   Form and Dating . . . . . . . . . . . . . . . . . .
     SECTION 2.2.   Execution and Authentication. . . . . . . . . . . .
     SECTION 2.3.   Registrar and Paying Agent. . . . . . . . . . . . .
     SECTION 2.4.   Paying Agent to Hold Assets in Trust. . . . . . . .
     SECTION 2.5.   Securityholder Lists. . . . . . . . . . . . . . . .
     SECTION 2.6.   Transfer and Exchange; Restrictions on
                    Transfer. . . . . . . . . . . . . . . . . . . . . .
     SECTION 2.7.   Exchange. . . . . . . . . . . . . . . . . . . . . .
     SECTION 2.8.   Replacement Securities. . . . . . . . . . . . . . .
     SECTION 2.9.   Outstanding Securities. . . . . . . . . . . . . . .
     SECTION 2.10.  Treasury Securities . . . . . . . . . . . . . . . .
     SECTION 2.11.  Temporary Securities. . . . . . . . . . . . . . . .
     SECTION 2.12.        Cancellation. . . . . . . . . . . . . . . . .
     SECTION 2.13.        Payment.. . . . . . . . . . . . . . . . . . .
     SECTION 2.14.        Defaulted Interest. . . . . . . . . . . . . .
     SECTION 2.15.        Computation of Interest . . . . . . . . . . .
                                  ARTICLE III
                                  REDEMPTION . . . . . . . . . . . . .
     SECTION 3.1.   Right of Redemption . . . . . . . . . . . . . . . .
     SECTION 3.2.   Effect of Notice of Redemption. . . . . . . . . . .
     SECTION 3.3.   Deposit of Redemption Price . . . . . . . . . . . .
     SECTION 3.4.   Securities Redeemed in Part . . . . . . . . . . . .
                                   ARTICLE IV
                                   COVENANTS. . . . . . . . . . . . . .
     SECTION 4.1.   Payment of Securities . . . . . . . . . . . . . . .
     SECTION 4.2.   Maintenance of Office or Agency . . . . . . . . . .
     SECTION 4.3.   Corporate Existence . . . . . . . . . . . . . . . .
     SECTION 4.4.   Payment of Taxes and Other Claims . . . . . . . . .
     SECTION 4.5.   Maintenance of Properties and
                    Insurance . . . . . . . . . . . . . . . . . . . . .
     SECTION 4.6.   Compliance Certificate; Notice of
                    Default . . . . . . . . . . . . . . . . . . . . . .
     SECTION 4.7.   Reports . . . . . . . . . . . . . . . . . . . . . .
     SECTION 4.8.   Limitation on Status as Investment
                    Company . . . . . . . . . . . . . . . . . . . . . .
     SECTION 4.9.   Waiver of Stay, Extension or
                    Usury Laws. . . . . . . . . . . . . . . . . . . . .
     SECTION 4.10.  Rule 144A Information Requirement.. . . . . . . . .
                                   ARTICLE V
                             SUCCESSOR CORPORATION. . . . . . . . . . .
     SECTION 5.1.   Limitation on Merger, Sale or
                    Consolidation . . . . . . . . . . . . . . . . . . .
     SECTION 5.2.   Successor Corporation Substituted . . . . . . . . .

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                                   ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES . . . . . . . .
     SECTION 6.1.   Events of Default . . . . . . . . . . . . . . . . .
     SECTION 6.2.   Acceleration of Maturity Date;
                    Rescission and Annulment. . . . . . . . . . . . . .
     SECTION 6.3.   Collection of Indebtedness and Suits for
                         Enforcement by Trustee . . . . . . . . . . . .
     SECTION 6.4.   Trustee May File Proofs of Claim. . . . . . . . . .
     SECTION 6.5.   Trustee May Enforce Claims Without
                    Possession of Securities. . . . . . . . . . . . . .
     SECTION 6.6.   Priorities. . . . . . . . . . . . . . . . . . . . .
     SECTION 6.7.   Limitation on Suits . . . . . . . . . . . . . . . .
     SECTION 6.8.   Unconditional Right of Holders to
                    Receive Principal, Premium, Interest
                    and Additional Amounts. . . . . . . . . . . . . . .
     SECTION 6.9.   Rights and Remedies Cumulative. . . . . . . . . . .
     SECTION 6.10.  Delay or Omission Not Waiver. . . . . . . . . . . .
     SECTION 6.11.  Control by Holders. . . . . . . . . . . . . . . . .
     SECTION 6.12.  Waiver of Past Default. . . . . . . . . . . . . . .
     SECTION 6.13.  Undertaking for Costs . . . . . . . . . . . . . . .
     SECTION 6.14.  Restoration of Rights and Remedies. . . . . . . . .
                                  ARTICLE VII
                                  TRUSTEE . . . . . . . . . . . . . .
     SECTION 7.1.   Duties of Trustee . . . . . . . . . . . . . . . . .
     SECTION 7.2.   Rights of Trustee . . . . . . . . . . . . . . . . .
     SECTION 7.3.   Individual Rights of Trustee. . . . . . . . . . . .
     SECTION 7.4.   Trustee's Disclaimer. . . . . . . . . . . . . . . .
     SECTION 7.5.   Notice of Default . . . . . . . . . . . . . . . . .
     SECTION 7.6.   Reports by Trustee to Holders . . . . . . . . . . .
     SECTION 7.7.   Compensation and Indemnity. . . . . . . . . . . . .
     SECTION 7.8.   Replacement of Trustee. . . . . . . . . . . . . . .
     SECTION 7.9.   Successor Trustee by Merger, Etc. . . . . . . . . .
     SECTION 7.10.  Eligibility; Disqualification . . . . . . . . . . .
     SECTION 7.11.  Preferential Collection of Claims
                    Against Company . . . . . . . . . . . . . . . . . .
                                  ARTICLE VIII
                           SATISFACTION AND DISCHARGE . . . . . . . . .
     SECTION 8.1.   Satisfaction and Discharge of
                    Indenture . . . . . . . . . . . . . . . . . . . . .
     SECTION 8.2.   Repayment to the Company. . . . . . . . . . . . . .
                                   ARTICLE IX
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS . . . . . . .
     SECTION 9.1.   Supplemental Indentures Without
                    Consent of Holders. . . . . . . . . . . . . . . . .
     SECTION 9.2.   Amendments, Supplemental Indentures
                    and Waivers with Consent of Holders . . . . . . . .
     SECTION 9.3.   Compliance with TIA . . . . . . . . . . . . . . . .
     SECTION 9.4.   Revocation and Effect of Consents . . . . . . . . .
     SECTION 9.5.   Notation on or Exchange of Securities . . . . . . .
     SECTION 9.6.   Trustee to Sign Amendments, Etc.. . . . . . . . . .
                                   ARTICLE X
                                    MEETINGS. . . . . . . . . . . . . .
     SECTION 10.1.  Meetings and Votes of Holders.. . . . . . . . . . .
     SECTION 10.2.  Action by Holders . . . . . . . . . . . . . . . . .

                                   ARTICLE XI
                                     AGENTS . . . . . . . . . . . . . .
     SECTION 11.1.  Offices, Resignation, Successors, Etc. of
                    Agents; Paying, Conversion and Transfer
                         Agencies . . . . . . . . . . . . . . . . . . .
                                  ARTICLE XII
                                 SUBORDINATION. . . . . . . . . . . . .
     SECTION 12.1.  Securities Subordinated to Senior Indebtedness. . .
     SECTION 12.2.  No Payment on Securities in Certain
                    Circumstances . . . . . . . . . . . . . . . . . . .
     SECTION 12.3.  Securities Subordinated to Prior Payment
                    of All Senior Indebtedness on
                    Dissolution, Liquidation or
                    Reorganization. . . . . . . . . . . . . . . . . . .
     SECTION 12.4.  Securityholders to Be Subrogated to
                    Rights of Holders of Senior Indebtedness. . . . . .
     SECTION 12.5.  Obligations of the Company
                    Unconditional . . . . . . . . . . . . . . . . . . .
     SECTION 12.6.  Trustee Entitled to Assume Payments
                    Not Prohibited in Absence of Notice . . . . . . . .
     SECTION 12.7.  Application by Trustee of Assets
                    Deposited with It . . . . . . . . . . . . . . . . .
     SECTION 12.8.  Subordination Rights Not Impaired by
                    Acts or Omissions of the Company or
                    Holders of Senior Indebtedness. . . . . . . . . . .
     SECTION 12.9.  Securityholders Authorize Trustee to
                    Effectuate Subordination of Securities. . . . . . .
     SECTION 12.10. Right of Trustee to Hold Senior
                    Indebtedness. . . . . . . . . . . . . . . . . . . .
     SECTION 12.11. Article XII Not to Prevent Events of
                    Default . . . . . . . . . . . . . . . . . . . . . .
     SECTION 12.12. No Fiduciary Duty of Trustee to
                    Holders of Senior Indebtedness. . . . . . . . . . .
                                  ARTICLE XIII
                            CONVERSION OF SECURITIES. . . . . . . . . .
     SECTION 13.1.  Conversion Privilege. . . . . . . . . . . . . . . .
     SECTION 13.2.  Exercise of Conversion Privilege. . . . . . . . . .
     SECTION 13.3.  Fractional Interests. . . . . . . . . . . . . . . .
     SECTION 13.4.  Adjustment of Conversion Price. . . . . . . . . . .
     SECTION 13.5.  Notice of Certain Events. . . . . . . . . . . . . .
     SECTION 13.6.  Continuation of Conversion Privilege
                    in Case of Reclassification, Change,
                    Merger, Consolidation or Sale of
                    Assets  . . . . . . . . . . . . . . . . . . . . . .
     SECTION 13.7.  Taxes on Conversion . . . . . . . . . . . . . . . .
     SECTION 13.8.  Company to Provide Stock. . . . . . . . . . . . . .
     SECTION 13.9.  Disclaimer of Responsibility for Certain Matters. .
     SECTION 13.10. Return of Funds Deposited for
                    Redemption of Converted Securities. . . . . . . . .
                                  ARTICLE XIV
                                 MISCELLANEOUS. . . . . . . . . . . . .
     SECTION 14.1.  TIA Controls. . . . . . . . . . . . . . . . . . . .
     SECTION 14.2.  Notices . . . . . . . . . . . . . . . . . . . . . .
     SECTION 14.3.  Communications by Holders with Other
                    Holders . . . . . . . . . . . . . . . . . . . . . .
     SECTION 14.4.  Certificate and Opinion as to Conditions Precedent.

     SECTION 14.5.  Statements Required in Certificate
                    or Opinion. . . . . . . . . . . . . . . . . . . . .
     SECTION 14.6.  Rules by Trustee, Paying Agent,
                    Registrar . . . . . . . . . . . . . . . . . . . . .
     SECTION 14.7.  Legal Holidays. . . . . . . . . . . . . . . . . . .
     SECTION 14.8.  Taxes.. . . . . . . . . . . . . . . . . . . . . . .
     SECTION 14.9.  Governing Law . . . . . . . . . . . . . . . . . . .
     SECTION 14.10. Agent for Service of Process. . . . . . . . . . . .
     SECTION 14.11. No Adverse Interpretation of Other
                    Agreements. . . . . . . . . . . . . . . . . . . . .
     SECTION 14.12. No Recourse Against Others. . . . . . . . . . . . .
     SECTION 14.13. Successors. . . . . . . . . . . . . . . . . . . . .
     SECTION 14.14. Duplicate Originals . . . . . . . . . . . . . . . .
     SECTION 14.15. Severability. . . . . . . . . . . . . . . . . . . .
     SECTION 14.16. Table of Contents, Headings, Etc. . . . . . . . . .
     SECTION 14.17. Qualification of Indenture. . . . . . . . . . . . .
     SECTION 14.18. Registration Rights . . . . . . . . . . . . . . . .
     SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     EXHIBIT A - FORM OF SECURITY . . . . . . . . . . . . . . . . . . .
     EXHIBIT B - FORM OF REGULATION S GLOBAL SECURITY . . . . . . . . .
     EXHIBIT C - FORM OF CERTIFICATE TO BE GIVEN BY THE
                 EUROCLEAR OPERATOR AND CEDEL BANK, S.A.  . . . . . . .
     EXHIBIT D - FORM OF CERTIFICATE OF BENEFICIAL
                 OWNERSHIP FOR BEARER SECURITIES. . . . . . . . . . . .
     EXHIBIT E - FORM OF CERTIFICATE OF BENEFICIAL
                 OWNERSHIP FOR REGISTERED SECURITIES. . . . . . . . . .
     EXHIBIT F - FORM OF CERTIFICATE TO BE GIVEN BY THE
                 EUROCLEAR OPERATOR AND CEDEL BANK, S.A.. . . . . . . .
     EXHIBIT G - FORM OF TRANSFEREE LETTER. . . . . . . . . . . . . . .

                    INDENTURE, dated as of October 24, 1995, between CHECKPOINT SYSTEMS, INC., a Pennsylvania corporation (the
     "Company"), and CHEMICAL BANK, a New York corporation, as
     Trustee.

                    Each party hereto agrees as follows for the bene-fit of each other party and for the equal and ratable bene-fit of the Holders of the Company's 5-1/4% Convertible Subordi-nated Debentures due 2005 and the Coupons:

                                    ARTICLE I
               DEFINITIONS AND INCORPORATION BY REFERENCE
                    SECTION 1.1.  Definitions.

                    "Acceleration Notice" shall have the meaning specified in Section 6.2.

                    "Accredited Investor Securities" shall have the meaning specified in Section 2.1(b).

                    "Additional Amounts" shall have the meaning spe-cified in Section 2 of the form of Registered Security and Bearer Security attached hereto as Exhibit A.

                    "Affiliate" means (i) any person directly or indi-rectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

                    "Agent" shall have the meaning set forth in Sec-tion 2.3.

                    "Authorized Newspaper" means a leading newspaper, in an official language of the country of publication or in the English language, customarily published on each Business
     Day whether or not published on Saturdays, Sundays or holi-days, and of general circulation in the place in connection with which the term is used or in the financial community of such place. If by reason of the temporary or permanent suspension of publication of any newspaper or by reason of any other cause it shall be impossible to make publication of such notice in an Authorized Newspaper as herein provid-ed, then such publication or other notice in lieu thereof as shall be made by the Trustee shall constitute sufficient publication of such notice, if such publication or other notice shall, so far as may be possible, approximate the terms and conditions of the publication in lieu of which it is given.

                    "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

                    "Bearer Securities" shall have the meaning set forth in Section 2.1(c).

                    "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Closing Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

                    "Board of Directors" means, with respect to any person, the Board of Directors of such person or any commit-tee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

                    "Board Resolution" means, with respect to any person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such person to have been duly adopted by the Board of Directors thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                    "Business Day" means, with respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the place where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

                    "Capitalized Lease Obligation" means rental obli-gations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obliga-tions shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

                    "Capital Stock" means, with respect to any corpo-ration, any and all shares, interests, rights to purchase
     (other than convertible or exchangeable Indebtedness), war-rants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

                    "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                    "Cedel" shall have the meaning specified in Sec-tion 2.7(b).


                    "Change of Control" means (i) any merger or con-solidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indi-rect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange
     Act, whether or not applicable) is or becomes the "benefi-cial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors of the Company, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                    "Change of Control Notice Date" shall have the meaning specified in Section 3.1.

                    "Closing Date" shall have the meaning specified in
     Section 2.7(b).


                    "Closing Price" means for any day the last report-ed sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New
     York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price quoted on the Nasdaq Stock Market's National
     Market, or if not so quoted, as determined by the Company.

                    "Code" means the Internal Revenue Code of 1986, as amended.

                    "Common Depositary" shall have the meaning speci-fied in Section 2.7(b).


                    "Common Stock" means the Company's common stock, par value $.10 per share, or as such stock may be reconsti-tuted from time to time.

                    "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

                    "Conversion Agent" shall have the meaning speci-fied in Section 2.3.

                    "Conversion Price" shall have the meaning speci-fied in Section 13.1.

                    "Conversion Shares" shall have the meaning specif-ied in Section 13.1.

                    "Coupon" means any interest coupon appertaining to any security.

                    "Current Market Price" means, on any date, the average of the Closing Prices for the 15 consecutive trading days upon which the principal trading market for the Common Stock is open commencing 25 trading days before the day in question.

                    "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bank-ruptcy Law.

                    "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

                    Defaulted Interest" shall have the meaning speci-fied in Section 2.14.

                    "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with re-spect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provi-sion of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                    "Designated Senior Indebtedness" means (i) the Indebtedness outstanding under (x) the Second Amended and Restated Loan and Agency Agreement among First Fidelity
     Bank, National Association, as Agent, the banks party there-to and the Company (including but not limited to the Exist-ing Term Indebtedness as defined therein), (y) the Note Agreement dated as of March 1, 1994, and as amended as of January 15, 1995, pursuant to which the Company issued its 8.27% Series A Senior Notes due 2002 and (z) the Terms Agreement dated as of January 15, 1995, pursuant to which the Company issued its 9.35% Series B Senior Notes due 2003 and (ii) any other Senior Indebtedness having a principal amount of at least $5.0 million that is designated as "De-signated Senior Indebtedness" by written notice from the Company to the Trustee.

                    "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or ex-changeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repur-chased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privi-leges, or redemption or repayment provisions.

                    "DTC" shall have the meaning specified in Section
     2.3.

                    "Euroclear Operator" shall have the meaning speci-fied in Section 2.7(b).


                    "Event of Default" shall have the meaning speci-fied in Section 6.1.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promul-gated by the SEC thereunder.

                    "Exchange Date" shall have the meaning specified in Section 2.7(d).

                    "GAAP" means United States generally accepted ac-counting principles set forth in the opinions and pronounce-ments of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as approved by a significant segment of the accounting profes-sion which are in effect in the United States; provided, however, that for purposes of determining compliance with covenants in the Indenture, "GAAP" means such generally ac-cepted accounting principles which are in effect as of the Issue Date.

                    "Holder" or "Securityholder" means, with respect to a Registered Security, the person in whose name a Regis-tered Security is registered on the Registrar's books and, with respect to a Bearer Security, the bearer of such Bearer Security and, with respect to a Coupon, the bearer thereof.

                    "Holder Redemption Date" means a date not less than 30 nor more than 60 days after a Change of Control
     Notice Date (except as otherwise required by law).

                    "Indebtedness" of any person means, without dupli-cation, (a) all liabilities and obligations, contingent or otherwise, of any such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or servic-es, except such as would constitute trade payables to trade creditors in the ordinary course of business that are not more than ninety (90) days past their original due date,
     (iv) evidenced by bankers' acceptances or similar instru-ments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obliga-tion of such person with respect to any letter of credit;
     (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; and (d) any and all deferrals, renewals, extensions, refinancings, refunding (whether direct or indirect) of any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties.

                    "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                    "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

                    "Interest Record Date" means an Interest Record Date specified in the Securities whether or not such Inter-est Record Date is a Business Day.

                    "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency ex-change agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for peri-odic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

                    "Junior Security" of any Person means any Quali-fied Capital Stock and any Indebtedness of such Person that is (i) subordinated in right of payment to the Securities and has no scheduled installment of principal due, by re-demption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Securities and (ii) subordinated in right of payment to all Senior Indebtedness at least to the same extent as the Securities.

                    "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applica-ble law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

                    "London Office" shall have the meaning specified in Section 2.3.

                    "Managers" means NatWest Securities Limited,
     Deutsche Morgan Grenfell/C.J. Lawrence Inc., Paine Webber International (U.K.) Ltd., H.D. Brous & Co., Inc. and the subscribers named on Schedule I to the Subscription Agree-ment.

                    "Notice of Default" shall have the meaning speci-fied in Section 6.1(3).

                    "Obligations" means any principal, premium, inter-est, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documenta-tion governing any Senior Indebtedness.

                    "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

                    "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and other-wise complying with the requirements of Sections 14.4 and 14.5, if applicable.

                    "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with the requirements of Sections 14.4 and 14.5, if applicable.

                    "Paying Agent" shall have the meaning specified in
     Section 2.3.

                    "Payment Blockage Period" shall have the meaning specified in Section 12.2.

                    "Payment Default" shall have the meaning specified in Section 12.2.

                    "Payment Notice" shall have the meaning specified in Section 12.2.

                    "Person" or "person" means any corporation, indi-vidual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                    "principal" of any Indebtedness means the princi-pal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

                    "Principal Corporate Trust Office" shall have the meaning specified in Section 2.3.

                    "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.


                    "QIBs" shall have the meaning specified in Section
     2.1(b).

                    "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

                    "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such re-demption pursuant to Article III of this Indenture and
     Section 3 in the form of Security.

                    "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Section 3 in the form of Security, which shall include, without duplication, in each case, accrued and unpaid interest and Additional Amounts, if any, to and including the Redemption Date.

                    "Registered Accredited Investor Securities" shall have the meaning specified in Section 2.1(e).

                    "Registered Regulation S Securities" shall have the meaning specified in Section 2.1(c).

                    "Registered Securities" shall have the meaning specified in Section 2.1(c).

                    "Registrar" shall have the meaning specified in
     Section 2.3.

                    "Registration Rights Agreement" means the Regis-tration Rights Agreement, dated the date hereof, by and among the Company and the persons listed on Schedule I thereto, as such agreement may be amended, modified or sup-plemented from time to time in accordance with the terms thereof.

                    "Regulation S Global Security" shall have the meaning specified in Section 2.1(c).

                    "Resale Restriction Termination Date" shall have the meaning specified in Section 2.6(i).

                    "Restricted Common Stock" shall have the meaning specified in Section 13.6(b).

                    "Restricted Security" shall have the meaning specified in Section 2.1(f).

                    "Rule 144A Global Security" shall have the meaning specified in Section 2.1(d).

                    "Rule 144A Securities" shall have the meaning specified in Section 2.1(b).


                    "SEC" means the Securities and Exchange Commis-sion.

                    "Securities" means, collectively, the 5-14/% Convert-ible Subordinated Debentures due 2005, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

                    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promul-gated thereunder.

                    "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

                    "Security Register" shall have the meaning speci-fied in Section 2.3.

                    "Senior Indebtedness" of the Company means any In-debtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior, in right of payment, to the Securities or to other Indebted-ness which is pari passu with, or subordinated to, the Securities; provided, that in no event shall Senior Indebt-edness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company,
     (b) Indebtedness to trade creditors, or (c) any liability for taxes owed or owing by the Company.

                    "Significant Subsidiary" shall have the meaning assigned to that term under Regulation S-X promulgated by the SEC, as in effect on the date of this Indenture.

                    "Stated Maturity," when used with respect to any Security, means November 1, 2005.

                    "Subscription Agreement" means that certain Sub-scription Agreement, dated October 17, 1995, by and among the Company and the several Managers named in Schedule I thereto, as such agreement may be amended, modified or sup-plemented from time to time in accordance with the terms thereof.

                    "Subsidiary" with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such per-son, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner, or (iii) any other person (other than a corporation) in which such per-son, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

                    "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sec 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

                    "Trading Day" means each Monday, Tuesday, Wednes-day, Thursday and Friday, other than any day on which secu-rities are not traded on the New York Stock Exchange (or, if the Common Stock is not admitted to trading thereon, on the principal national securities exchange on which the Common
     Stock is listed or admitted to trading).

                    "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                    "Trust Officer" means any officer within the corporate trustee administration department (or any succes-sor group) of the Trustee or any other officer of the Trust-ee customarily performing functions similar to those per-formed by the Persons who at that time shall be such offi-cers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                    "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaran-teed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                    SECTION 1.2.  Incorporation by Reference of TIA.

                    Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                    "Commission" means the SEC.

                    "indenture securities" means the Securities.

                    "indenture securityholder" means a Holder or a Securityholder.

                    "indenture to be qualified" means this Indenture.

                    "indenture trustee" or "institutional trustee" means the Trustee.

                    "obligor" on the indenture securities means the Company and any other obligor on the Securities.

                    All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

                    SECTION 1.3.  Rules of Construction.

                    Unless the context otherwise requires:

                         (1)  a term has the meaning assigned to it;

                         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                         (3)  "or" is not exclusive;

                         (4)  words in the singular include the plu-
     ral, and words in the plural include the singular;

                         (5)  provisions apply to successive events
     and transactions;

                         (6)  "herein," "hereof" and other words of
     similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                         (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II

                                 THE SECURITIES

                    SECTION 2.1.  Form and Dating.

                         (a)  The Company has, by a Subscription
     Agreement, dated October 17, 1995 (the "Subscription Agree-ment"), by and among the Company and the several managers named in Schedule I thereto (the "Managers"), agreed to issue and sell to the Managers up to U.S.$120,000,000 aggre-gate principal amount of its 5-1/4% Convertible Subordinated Debentures due 2005.

                         (b)  Pursuant to the Subscription Agreement,
     the Managers may resell the Securities to (i) persons who are not "U.S. Persons" (as such term is defined in Regula-tion S promulgated by the SEC pursuant to the Securities
     Act) in transactions that meet the requirements of Regula-tion S, (ii) "qualified institutional buyers" (as such term is defined in Rule 144A promulgated by the SEC pursuant to the Securities Act and hereinafter referred to as "QIBs") in reliance on Rule 144A (the Securities that are resold by the Managers pursuant to Rule 144A being hereinafter re-ferred to as the "Rule 144A Securities"), and (iii) institu-tional "accredited investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated by the SEC pursuant to the Securities Act) (the Securities that are resold by the Managers to institutional "accredited investors" being hereinafter referred to as the "Accredited Investor Securi-ties").

                         (c)  The Securities will initially be issued
     in the form of a temporary global debenture in bearer form without coupons in the aggregate principal amount of the entire issue of Securities less the aggregate principal amount of the Rule 144A Securities and Accredited Investor Securities concurrently issued, substantially in the form of Exhibit B hereto (the "Regulation S Global Security"). As hereinafter provided, the Regulation S Global Security may subsequently be exchanged for Securities in printed defini-tive form either as (i) bearer Securities ("Bearer Securi-ties") in denominations of U.S.$1,000 and U.S.$10,000 and with interest Coupons attached thereto, representing the semi-annual interest payable thereon, or (ii) fully regis-tered Securities ("Registered Regulation S Securities") in denominations of U.S.$1,000 and integral multiples thereof. Bearer Securities shall be substantially in the form of Exhibit A hereto, including the Coupons set forth therein, and Registered Regulation S Securities shall be substantial-ly in the form of Exhibit A hereto, in each case excluding the information called for by footnotes 1 and 2 and exclud-ing the additional schedule referred to in footnote 3 there-to. The Securities which are not Bearer Securities or the Regulation S Global Security are hereinafter collectively referred to as the "Registered Securities."

                         (d)  The Rule 144A Securities will initially
     be issued in the form of a global Security in the aggregate principal amount of the Rule 144A Securities, which Security shall be in substantially the form of Exhibit A hereto, including the paragraphs referred to in footnotes 1 and 2 and the additional schedule referred to in footnote 3 there-to, and is hereinafter referred to as the "Rule 144A Global Security."

                         (e)  The Accredited Investor Securities will
     initially be issued in fully registered form in denomina-tions of U.S.$1,000 and integral multiples thereof, which Securities shall be in substantially the form of Exhibit A hereto, excluding the information called for by footnote 1 thereto and the additional schedule referred to in footnote
     3 thereto but including the information called for by foot-
     note 2 thereto, and are hereinafter collectively referred to as "Registered Accredited Investor Securities."

                         (f)  During the period beginning on the
     Closing Date and ending on the date which is three years after the Closing Date, all Rule 144A Securities and all Accredited Investor Securities, and all Securities issued upon registration of transfer of or in exchange for such Securities, shall be "Restricted Securities" and shall be subject to the restrictions on transfer in Section 2.6 here-of; provided, however, that the term "Restricted Securities" shall not include (i) Registered Securities which are issued upon transfer of or in exchange for either Bearer Securities or Registered Regulation S Securities or (ii) Registered Securities as to which such restrictions on transfer have been terminated in accordance with Section 2.6(i) hereof. All Restricted Securities shall bear the legend required by
     Section 2.6(h) hereof.

                         (g)  The Registered Securities, the Bearer
     Securities and the Regulation S Global Security shall con-tain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officer of the Company executing such Securities, as evi-denced by his execution of such Securities.

                         (h)  The Company in issuing the Securities
     shall use CUSIP numbers, and the Trustee may use such CUSIP numbers in any notice of redemption with respect to the Securities. The Company shall obtain one CUSIP number for the Rule 144A Securities and one for the Registered Securi-ties that are not Restricted Securities. In addition, the Company shall obtain an ISIN number and a Common Code for the Regulation S Global Security, the Bearer Securities and the Registered Regulation S Securities.

                     (ii)  In compliance with United States tax
     laws and regulations, Bearer Securities may not be offered or sold during the 40-day period beginning on the Closing Date, or at any time if part of a Manager's unsold allot-ment, to a person who is within the United States or to a United States person other than (a) foreign branches of United States financial institutions if such institutions agree in writing to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, and the regulations thereunder, (b) United States offices of exempt distribu-tors, or (c) United States offices of international organi-zations or foreign central banks. United States tax laws and regulations also require that Bearer Securities not be delivered within the United States.

                         (j) The Securities and the Trustee's certif-icate of authentication, in respect thereof, shall be sub-stantially in the forms of Exhibits A and B hereto, as applicable, which Exhibits are part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the forms of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the forms of Security at-tached as Exhibits A and B hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication, except that Bearer Securities shall be dated October 24, 1995.

                         (k)  The terms and provisions contained in
     the forms of Securities shall constitute, and are hereby ex-pressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                    SECTION 2.2.  Execution and Authentication.

                    Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security and each Coupon for the Company by manual or facsimile signature.
     The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                    If an Officer whose signature is on a Security or a related Coupon was an Officer at the time of such execu-tion but no longer holds that office at the time the Trustee authenticates the Security, the Security and such Coupon shall be valid nevertheless and the Company shall neverthe-less be bound by the terms of the Securities, the Coupons and this Indenture.

                    A Security and the related Coupons shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Securi-ty has been authenticated pursuant to the terms of this Indenture.

                    The Trustee shall authenticate the Securities for original issue in the aggregate principal amount of up to U.S.$120,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticat-ed. The aggregate principal amount of Securities outstand-ing at any time may not exceed U.S.$120,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

                    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.
     Unless otherwise provided in the appointment, an authenti-cating agent may authenticate Securities whenever the Trust-ee may do so. Each reference in this Indenture to authenti-cation by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

                    SECTION 2.3.  Registrar and Paying Agent.
                    The Company hereby appoints Chemical Bank, at present having its principal corporate trust office at 450 West 33rd Street, New York, New York 10001 (the "Princi-pal Corporate Trust Office"), as its Trustee in respect of the Securities upon the terms and subject to the conditions herein set forth (Chemical Bank and its successor or suc-cessors as such Trustee qualified and appointed in accor-dance with Section 7.8 hereof are herein called the "Trust-ee"). The Trustee shall have the powers and authority granted to and conferred upon it herein and in the Secu-rities, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing.

                    The Company hereby appoints the Principal Corpo-rate Trust Office of Chemical Bank and the London office of Chemical Bank located at 125 London Wall, London EC2Y 5AJ, England (the "London Office"), as its Paying Agent in re-spect of the Securities upon the terms and subject to the conditions herein set forth (Chemical Bank and its successor or successors as such paying agent qualified and appointed in accordance with Section 11.1 hereof are herein called the "Paying Agent"). The Paying Agent shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority, accept-able to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing. The Company may have one or more additional Paying Agents and the term "Paying Agent" includes any additional Paying
     Agent. As used herein, "paying agencies" shall mean paying agencies maintained by the Company as provided in Section
     4.2 hereof.

                    The Company hereby appoints the Principal Corpo-rate Trust Office of Chemical Bank and the London Office of Chemical Bank as its Conversion Agent in respect of the Securities upon the terms and subject to the conditions herein set forth (Chemical Bank and its successor or suc-cessors as such conversion agent qualified and appointed in accordance with Section 11.1 hereof are herein called the "Conversion Agent," and the Registrar, the Paying Agent, the Conversion Agent, the Transfer Agents (as defined in Section
     4.2 hereof) and the Trustee are sometimes herein referred to severally as an "Agent" and, collectively, as the "Agents"). The Conversion Agent shall have the powers and authority granted to and conferred upon it herein and in the Securi-ties, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing. As used herein, "conversion agencies" shall mean conversion agencies maintained by the Company as provided in Section 4.2 hereof.

                    The Company shall cause to be kept at the Princi-pal Corporate Trust Office of the Trustee a register (the register maintained in such office (which office shall be located in the Borough of Manhattan, The City of New York) being herein referred to as the "Security Register") in which, subject to such reasonable regulations as the Trustee may prescribe, the Company shall provide for the registra-tion of Registered Securities and of transfers of Registered Securities ("Registrar"). The Trustee is hereby appointed Registrar for the purpose of registering Registered Securi-ties and transfers of Registered Securities as herein pro-vided. The Company may have one or more co-Registrars.

                    The Company shall enter into an appropriate writ-ten agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                    The Company initially appoints The Depository
     Trust Company ("DTC") to act as Depositary with respect to the Rule 144A Global Securities.

                    The Company initially appoints the Trustee to act as Securities Custodian with respect to the Rule 144A Global
     Securities.

                    SECTION 2.4.  Paying Agent to Hold Assets in
     Trust.

                    The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trust-ee all assets held by the Paying Agent for the payment of principal of, premium, if any, interest on or Additional
     Amounts with respect to, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. The
     Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

                    SECTION 2.5.  Securityholder Lists.

                    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Registered Securities. If the Trustee is not the Registrar, the Compa-ny shall furnish to the Trustee on or before the third
     Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reason-ably may require of the names and addresses of Holders of Registered Securities.

                    SECTION 2.6.  Transfer and Exchange; Restrictions
     on Transfer.

                         (a)  Upon surrender for registration of
     transfer of any Registered Security at any office or agency designated for such purpose by the Company pursuant to
     Section 4.2 hereof, the Company shall execute, and the Trustee shall authenticate, register and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of any authorized denomina-tions and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Inden-ture; provided, however, that, with respect to any Regis-tered Security that is a Restricted Security, the Trustee shall not register the transfer of such Security unless the conditions in Section 2.6(b) hereof shall have been satis-fied. The Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by the transfer restrictions set forth herein and in the legend on such Restricted Security.

                         (b)  Whenever any Restricted Security is
     presented or surrendered for registration of transfer or exchange for a Registered Security registered in a name other than that of the Holder, no registration of transfer or exchange shall be made unless:

                         (i)  The registered holder presenting such
               Restricted Security for transfer shall have certified to the Trustee in writing that such registered holder is transferring such Restricted Security to a "quali-fied institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with the exemp-tion from registration under the Securities Act provid-ed by Rule 144A thereunder (or a successor provision);

                         (ii)  The registered holder presenting such
               Restricted Security for transfer shall have certified to the Trustee in writing that the registered holder is transferring such Restricted Security outside the Unit-ed States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act;

                         (iii)  (A) The registered holder presenting
               such Restricted Security for transfer shall have certi-fied to the Trustee in writing that such registered holder is transferring such Restricted Security to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities
               Act) in a transaction not involving any general solici-tation or general advertising; and (B) a broker or dealer registered under Section 15 of the Exchange Act shall have certified to the Trustee in writing that:
               (x) each person who will become a beneficial owner of the Restricted Security upon transfer is an institu-tional "accredited investor" (as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
               Act); (y) no general solicitation or general advertis-ing was made or used by such broker or dealer in con-nection with the offer and sale of such Restricted Security to such person(s); and (z) such institutional accredited investor has been informed that the Securi-ties have not been registered under the Securities Act and are subject to the restrictions on transfer set forth in the Securities and this Indenture;

                         (iv)  The registered holder presenting such
               Restricted Security for transfer shall have certified to the Trustee in writing that the registered holder is transferring the Registered Security to the Company;
               or

                         (v)  The Trustee has received transfer docu-
               mentation indicating, and a written opinion of counsel acceptable in form and substance to the Company, that the transfer is being made pursuant to another avail-able exemption from, or a transaction not otherwise subject to, the registration requirements of the Secu-rities Act.

                         For purposes of this Section 2.6(b), any such certification to the Trustee in writing shall be in the form of the Transfer Notice set forth on the reverse of such Security. In the case of a transfer pursuant to the fore-going clauses (ii), (iii) or (v) above, the Company may require that the registered holder deliver an opinion of counsel, certifications or other information acceptable to it in form and substance. In addition, in the case of a transfer pursuant to the foregoing clause (iii) above, the transferor shall be required to deliver a letter from the transferee substantially in the form of Exhibit G hereto.

                         (c)  Bearer Securities may, at the option of
     the holder thereof, be exchanged for an equal aggregate principal amount of Registered Regulation S Securities in denominations of $1,000 and integral multiples thereof without Coupons and/or Bearer Securities of authorized denominations, upon surrender of the Bearer Securities to be exchanged at any office or agency outside the United States designated for such purpose by the Company pursuant to
     Section 4.2 hereof, with all unmatured Coupons and all ma-tured Coupons in default thereto appertaining. If such Holder is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such ex-change may be effected if the Bearer Securities are accompa-nied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing Coupon or Coupons or the surrender of such missing Coupon or Coupons may be waived by the Company if there be furnished to it and the Trustee such security or indemnity as it may require to save it, the Trustee, the Paying Agent and any paying agency harmless. If thereafter the Holder of such Security shall surrender to any paying agency any such missing Coupon in respect of which such a payment shall have been made, such holder shall be entitled to receive the amount of such payment from the Company; provided, however, that, except as otherwise provided in the form of Bearer Security set forth in Exhibit A hereto, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons outside of the United States, its territories and its possessions. Bearer Securities and Coupons are trans-ferable upon delivery.

                         (d) Registered Securities may, at the option of the holder thereof, be exchanged for Registered Securi-ties of any other authorized denominations and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at any office or agency designat-ed for such purpose by the Company pursuant to Section 4.2 hereof. Registered Securities shall not be exchangeable for Bearer Securities. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the holder making the exchange is entitled to receive. If the Registered Security so surrendered for exchange is a Registered Accredited Investor Security and the Holder thereof requests in writing that such Registered Accredited Investor Security be exchanged for an interest in the Rule 144A Global Security, such Registered Accredited Investor Security will be exchangeable into an equal aggre-gate principal amount of beneficial interests in the Rule
     144A Global Security; provided, however, that, if such Registered Accredited Investor Security is a Restricted
     Security, such exchange may only be made if such holder certifies to the Trustee in writing that such holder is a QIB by completing the Transfer Notice on the reverse of such Security. Upon any exchange as provided in the immediately preceding sentence, the Trustee shall cancel such Registered Accredited Investor Security and cause, or direct any custo-dian for the Rule 144A Global Security to cause, in accor-dance with the standing instructions and procedures existing between the Depositary and any such custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security to be increased accordingly. If no Rule
     144A Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Rule
     144A Global Security in the appropriate principal amount.

                         (e)  Any person having a beneficial interest
     in a Rule 144A Global Security may upon request exchange such beneficial interest for a Registered Security only as provided in this paragraph. Upon receipt by the Company and the Trustee of (i) written instructions (or such other form of instructions as is customary) on behalf of any person having a beneficial interest in a Rule 144A Global Security and (ii) in the case of a Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                    (A) if such beneficial interest is being trans-ferred to the person designated as being the beneficial owner, a certification to that effect from such person; or

                    (B) if such beneficial interest is being trans-ferred to a person other than the person des-ignated as being the beneficial owner, the provisions of Section 2.6(b) hereof have been satisfied;

     in which case the Trustee or any custodian for the Rule 144A Global Security, at the direction of the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and such custodian, cause the aggregate principal amount of the Rule 144A Global Security to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Registered Security in the appropriate principal amount and, if such Registered Security is a Restricted Security, including the appropriate legend. Registered Securities issued in ex-change for a beneficial interest in the Rule 144A Global Security pursuant to this paragraph shall be registered in such names and in such authorized denominations as shall be instructed to the Trustee. The Trustee shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

                         (f)  Notwithstanding any other provision of
     this Indenture (other than the provisions set forth in Sec-tion 2.6(e) hereof), the Rule 144A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                         (g) If at any time either (i) the Depositary for the Rule 144A Global Security notifies the Company and the Company notifies the Trustee in writing that the Deposi-tary is unwilling or unable to continue as Depositary for the Rule 144A Global Security and a successor Depositary for the Rule 144A Global Security is not appointed by the Compa-ny within 90 days after delivery of such notice, or (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Registered Securities under this Indenture, then the Company shall execute, and the Trustee shall authenticate and deliver, Registered Securities in an aggregate principal amount equal to the principal amount of the Rule 144A Global Security in exchange for such Rule 144A Global Security (registered in the names and denominations specified by the Depositary).

                         (h)  Each certificate evidencing Restricted
     Securities shall bear a legend in substantially the follow-ing form:

                         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN
                    REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
                    EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REP-RESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RE-STRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECU-RITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSAC-TION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A TRANSACTION ARRANGED BY A BROKER OR DEALER REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (2), (3) OR
                    (7) OF RULE 501 UNDER THE SECURITIES ACT) THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCRED-ITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURI-TIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCOR-DANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JU-RISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT

                    HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF THIS SECURITY IS PROPOSED TO BE MADE PURSUANT TO CLAUSE II(E) ABOVE PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D), (E) AND (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO IT IN FORM AND SUBSTANCE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                         (i)  The restrictions imposed by Section
     2.6(b) upon the transferability of any particular Restricted Security shall cease and terminate (i) when such Restricted Security has been (x) sold pursuant to an effective regis-tration statement under the Securities Act or (y) trans-ferred pursuant to Rule 144 under the Securities Act (or any successor provisions thereto), unless the holder is an affiliate of the Company within the meaning of said Rule 144 (or such successor provision) or (ii) upon the date which is three years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Restricted Security (or any predecessor security)(the "Resale Restriction Termina-tion Date"). Any Restricted Security as to which such re-strictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Trustee in accordance with the provisions of this Section 2.6(i) (ac-companied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 (or any successor provision), by an opinion of counsel reasonably acceptable to the Company, addressed to the Company and the Trustee and in form and scope satisfactory to the Company, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 (or such successor provision)), be exchanged for a new Registered Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.6(h) hereof. The Company shall promptly inform the Trustee in writing of the effective date of any regis-tration statement registering the Securities under the Securities Act.

                         (j)  The transfer and exchange of the Rule
     144A Global Security or beneficial interest therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securi-ties Act.

                         (k) At such time as all beneficial interests in the Rule 144A Global Security have either been exchanged for Registered Securities, redeemed, repurchased or cancel-led, the Rule 144A Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Rule
     144A Global Security is exchanged for Registered Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by the Rule 144A Global Security shall be reduced accordingly and an endorsement shall be made on the Rule 144A Global Security, by the Trustee or any custodian therefor, at the direction of the Trustee, to reflect such reduction.

                         (l) All Securities issued upon any registra-tion of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same obli-gations, and entitled to the same benefits under this In-denture, as the Securities surrendered upon such registra-tion of transfer or exchange.

                         (m)  Every Registered Security presented for
     registration of transfer or surrendered for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Transfer Agent to which such Security is presented or surrendered and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     All such instruments shall comply with the applicable provi-sions of this Section 2.6. The registration of the transfer of a Registered Security by the Registrar shall be deemed to be the written acknowledgement of such transfer on behalf of the Company.

                         (n)  No service charge shall be made for any
     registration of transfer or exchange, but the Company or the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to
     Section 2.7 hereof or not involving any registration of transfer.

                         (o)  Neither the Company nor the Trustee nor
     any of the offices or agencies designated for the purposes specified in Section 4.2 hereof nor any Transfer Agent shall be required (i) to exchange Bearer Securities for Registered Securities during the period between the close of business on any Interest Record Date and the opening of business on the next succeeding Interest Payment Date, (ii) to exchange any Bearer Security (or portion thereof) for a Registered Security if the Company shall determine and inform the Trustee in writing that, as a result thereof, the Company may incur adverse consequences under the Federal income tax laws and regulations (including proposed regulations) of the United States in effect or proposed at the time of such exchange, or (iii) in the event of a redemption in part, (A) to register the transfer or exchange of Registered Securi-ties or to exchange any Bearer Securities for Registered Securities during a period of 15 days immediately preceding the date notice is given pursuant to Section 3(e) of the Registered Securities and the Bearer Securities identifying the serial numbers of any Securities to be redeemed, or (B) to register the transfer or exchange of any Registered
     Security so selected for redemption in whole or in part, except portions not being redeemed of Securities being redeemed in part, or (C) to exchange any Bearer Security called for redemption; provided, however, that a Bearer
     Security called for redemption may be exchanged, on the terms and conditions set forth above, for a Registered
     Security that is simultaneously surrendered, with written instruction for payment on the Redemption Date, unless the Redemption Date is between the close of business on any Interest Record Date and the close of business on the next succeeding Interest Payment Date, in which case such ex-change may only be made prior to the Interest Record Date immediately preceding the Redemption Date.

                    SECTION 2.7.  Exchange.

                         (a)  At any time and from time to time after
     the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company in accordance with this Indenture to the Trustee for authentication to-gether with an Officers' Certificate of the Company direct-ing such authentication, and the Trustee shall thereupon au-thenticate and make such Securities available for delivery upon and in accordance with the written order of the Compa-ny. No Security shall be valid or enforceable for any purpose unless and until the certificate of authentication thereon shall have been manually signed by a duly authorized officer of the Trustee and such duly executed certificate of authentication on any Security shall be conclusive evidence that the Security has been duly authenticated and delivered hereunder.

                         (b)  The Regulation S Global Security, the
     Rule 144A Global Security and the Registered Accredited Investor Securities will be issued upon payment to the Company or its order in United States dollars in next-day funds by check or wire transfer to a United States dollar account designated by the Company, at 3:00 p.m., London time, on October 24, 1995, or at such other time on the same or such other date, not later than 5:00 p.m., London time, on the fifth Business Day in London thereafter, as the Managers and the Company may agree (the "Closing Date").
     Such payment will be made (1) upon authorization from the Managers, (2) against delivery as provided in Section 2.7(c) hereof of the amount, if any, of Rule 144A Securities and Accredited Investor Securities as the Managers may request and as they shall direct, and (3) against the delivery of the Regulation S Global Security for the balance of the Securities to Morgan Guaranty Trust Company of New York, London office, as depositary (the "Common Depositary") for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Opera-tor"), and Cedel Bank societe anonyme ("Cedel"). The Regu-lation S Global Security shall be held on deposit with the Common Depositary for the accounts of the Euroclear Operator and Cedel, for credit to the Managers' respective Securities Clearance Accounts (or to such other accounts as NatWest Securities Limited may have specified) with the Euroclear Operator or Cedel.

                         (c)  On the Closing Date, the Company shall
     execute and deliver to (i) the Managers, at the offices of Skadden, Arps, Slate, Meagher & Flom in New York, temporary Registered Accredited Investor Securities (which shall have been duly authenticated by the Trustee and which may be in typewritten form) in respect of the Accredited Investor Securities and (ii) the Depositary, at its office in New
     York, the Rule 144A Global Security (which shall have been duly authenticated by the Trustee and which may be in type-written form) in respect of the Rule 144A Securities. On or before the Exchange Date (as defined in Section 2.7(d)), the Company will execute and deliver to the Trustee at its office in New York City Registered Accredited Investor Securities in the aggregate principal amount of the Regis-tered Accredited Investor Securities outstanding. At the request of a holder of temporary Registered Accredited
     Investor Securities, the Trustee shall deliver to such holder Registered Accredited Investor Securities in exchange for an equal aggregate principal amount of temporary Regis-tered Accredited Investor Securities.

                         (d)  On or before the Exchange Date, the
     Company will execute and deliver to the Trustee, at its office in London, definitive Registered Regulation S Securi-ties and Bearer Securities in the aggregate principal amount outstanding in the Regulation S Global Security and in such proportion of Registered Regulation S Securities to Bearer Securities as the Trustee may specify. "Exchange Date" means the date following the expiration of the 40-day period commencing on the Closing Date. On or after the Exchange Date, the Regulation S Global Security may be surrendered to the Trustee at its London office to be exchanged, as a whole or in part, for definitive Bearer Securities without charge, and the Trustee shall authenticate and deliver, in exchange for such Regulation S Global Security or the portions there-of to be exchanged, an equal aggregate principal amount of definitive Bearer Securities, but only upon presentation to the Trustee at its office in London of a certificate of the Euroclear Operator or Cedel with respect to the Regulation S Global Security or portions thereof being exchanged, sub-stantially in the form of Exhibit C hereto, to the effect that it has received a certificate or certificates in sub-stantially the form set forth in Exhibit D hereto dated no earlier than 15 days prior to the Exchange Date and signed by the person appearing in its records as the owner of the Regulation S Global Security or portions thereof being exchanged. Similarly, after the Exchange Date, portions of the Regulation S Global Security may be exchanged for an equal aggregate principal amount of definitive Registered Regulation S Securities upon presentation to the Trustee at its office in London of a certificate substantially in the form of Exhibit F hereto.

                         (e)  The definitive Securities and Coupons
     shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities ex-change on which the Securities may be listed, all as deter-mined by the officers executing such Securities and Coupons, as evidenced by such execution.

                         (f)  Only Bearer Securities may be issued
     upon receipt by the Euroclear Operator or Cedel of a certif-icate or certificates in the form of Exhibit D hereto.
     Bearer Securities will be delivered only outside the United States, its territories or its possessions. Only Registered Securities may be issued upon receipt by the Euroclear Operator or Cedel of a certificate or certificates in the form of Exhibit E hereto.

                         (g)  The delivery to the Trustee by the
     Euroclear Operator or Cedel of any certificate referred to above may be relied upon by the Company and the Trustee as conclusive evidence that a corresponding certificate or certificates has or have been delivered to the Euroclear Operator or Cedel pursuant to the terms of this Indenture.

                         (h)  Upon any such exchange of a portion of
     the Regulation S Global Security for a definitive Bearer Security or Securities or a definitive Registered Regulation
     S Security or Securities, the Regulation S Global Security shall be endorsed by the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such definitive Security or Securities. Until so exchanged in full for definitive Securities, the Regulation S Global Security shall in all respects be enti-tled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder, except that neither the Holder thereof nor the beneficial owners of the Regulation S Global Security shall be entitled to re-ceive payment of interest thereon or exercise conversion rights with respect thereto.

                    SECTION 2.8.  Replacement Securities.

                    If a mutilated Security or a Security with a mutilated Coupon appertaining thereto is surrendered to the Trustee or if the Holder of a Security or Coupon claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security or Coupon has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and deliver, in lieu of any such lost, destroyed or wrongfully taken Security or in exchange for the Security to which a lost, destroyed or wrongfully taken Coupon appertains (with all appurtenant Coupons not lost, destroyed or wrongfully taken) a replacement Security with Coupons corresponding to the Coupons, if any, appertaining to such lost, destroyed or wrongfully taken Security or to the Security to which such lost, destroyed or wrongfully taken Coupon appertains, if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemni-ty bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security or Coupon is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expens-es in replacing a Security or Coupon.

                    In case any such lost, destroyed or wrongfully taken Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or Coupon; provided, however, that principal of and any premium and interest on Bearer Securities shall, except as otherwise provided in the Bearer Securities, be payable only at an office or agency located outside the United States and its possessions.

                    Every replacement Security or Coupon is an addi-tional obligation of the Company.

                    The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

                    SECTION 2.9.  Outstanding Securities.

                    Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Rule 144A Global Security or a Regulation S Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security ef-fected by the Trustee hereunder and those described in this
     Section 2.9 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section
     2.10 hereof.

                    If a Security is replaced pursuant to Section 2.8 hereof (other than a mutilated Security surrendered for re-placement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.8 hereof.

                    If on a Redemption Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date in accordance with Section 3.3 hereof and payment of the Securities called for redemption is not otherwise pro-hibited pursuant to Article XII hereof or otherwise, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                    SECTION 2.10.  Treasury Securities.

                    In determining whether the Holders of the required principal amount of Securities have concurred in any direc-tion, amendment, supplement, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

                    SECTION 2.11.  Temporary Securities.

                    Until definitive Securities are ready for deliv-ery, the Company may prepare and the Trustee shall authen-ticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. With-out unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities au-thenticated and delivered hereunder, except as provided in
     Section 2.7(h) hereof.

                    SECTION 2.12.  Cancellation.

                    The Company at any time may deliver Securities or Coupons to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities or Coupons surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities or Coupons surrendered for transfer, ex-change, payment or cancellation. Subject to Section 2.8 hereof, the Company may not issue new Securities or Coupons to replace Securities or Coupons that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.12, except as expressly permitted in the form of Securities and as permitted by this Indenture.

                    SECTION 2.13.  Payment.

                         (a) The Company will pay or cause to be paid to the Paying Agent the amounts, at the times and for the purposes, set forth herein and in the text of the Securi-ties, and the Company hereby authorizes and directs the Paying Agent to make payment of the principal of, premium, if any, and interest on and Additional Amounts, if any, on the Securities from such payments.

                         (b)  At least 15 days prior to the date on
     which any payment of Additional Amounts shall be required to be made pursuant to Section 2 of the Securities, the Company will furnish the Paying Agent, each other paying agency of the Company and the Trustee with a certificate of one of its duly authorized officers instructing the Paying Agent and each other paying agency of the Company as to the amounts required (i) to be deducted or withheld for or on account of any taxes described in Section 2 of the Securities from a payment to be made on that date and (ii) to be paid to each holder of Securities or Coupons as Additional Amounts pursu-ant to that paragraph. If the foregoing amounts are not uniform for all Holders, then the Company's certificate shall specify by country of residence or other factor the amounts required to be deducted or withheld and to be paid as Additional Amounts for each Holder or class of Holders of the Securities or Coupons. In the absence of its receipt of any such certificate from the Company, the Paying Agent may make payment without deduction or withholding. The Company hereby agrees to indemnify the Paying Agent, each other paying agency of the Company and the Trustee for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part, arising out of or in connection with actions taken or omitted by any of them in reliance on any certificate fur-nished pursuant to this Section.

                         (c) Interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Interest Record Date even if such Registered Security is cancelled after such Interest Record Date. In case a Bearer Security is surrendered for exchange for a Registered Security after the close of business on any Interest Record Date and before the opening of business on the next succeeding Interest Payment Date, the Trustee shall not be required to perform such transfer or exchange of such Security.
                         (d)  If a Registered Security is converted
     after the close of business on an Interest Record Date and before the opening of business on the next succeeding Inter-est Payment Date, the interest due on such Interest Payment
     Date shall be paid on such Interest Payment Date to the person in whose name that Security is registered at the close of business on that Interest Record Date.

                         (e)  In order to provide for the payment of
     the principal of, premium, if any, and interest on the Secu-rities as the same shall become due and payable, the Company shall pay to the Paying Agent at its office in London, in Cash, and in same day funds, the following amounts (and the Company shall give notice to the Trustee at least one full Business Day prior to the date payment is due to the Paying Agent as to the means of such payment), to be held and applied by the Paying Agent as hereinafter set forth:

                         (i)  The Company shall pay to the Paying
               Agent on the Business Day immediately prior to each Interest Payment Date an amount sufficient to pay the interest due on (and Additional Amounts, if any, on) all the Securities outstanding on such Interest Payment Date, and the Paying Agent shall apply the amounts so paid to it to the payment of such interest (and Addi-tional Amounts, if any) on such Interest Payment Date.

                         (ii) If the Company shall elect, or shall be required, to redeem all or any part of the Securities in accordance with Section 3.1 hereof, the Company will pay to the Paying Agent (other than the Company or an Affiliate of the Company) on the Business Day immedi-ately prior to the Redemption Date thereof an amount sufficient (with any amount then held by the Paying Agent and available for the purpose) to pay the Redemp-tion Price of the Securities called for redemption or entitled to be redeemed, together with accrued interest thereon (and Additional Amounts, if any, with respect thereto) to the Redemption Date fixed for redemption and not paid pursuant to clause (e)(i) of this Section 2.13, and the Paying Agent shall apply such amount to the payment of the Redemption Price and accrued inter-est (and Additional Amounts, if any) in accordance with the terms of Article III hereof.

                         (iii)  On the Business Day immediately prior
               to the Stated Maturity of the Securities, the Company shall pay to the Paying Agent an amount which, together with any amounts then held by the Paying Agent, and available for payment thereof, shall be equal to the entire amount of principal and interest (and Additional Amounts, if any) to be due on such maturity date on all the Securities then outstanding, and the Paying Agent shall apply such amount to the payment of the principal of and interest on (and Additional Amounts, if any, on) the Securities in accordance with the terms of the Securities.

                    SECTION 2.14.  Defaulted Interest.

                    Any interest on any Registered Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Interest Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                              (1)  The Company may make payment of any
               Defaulted Interest to the Holder of a Registered Secu-rity on a subsequent record date established by notice given by mail by or on behalf of the Company to such Holder not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such Defaulted Interest.

                              (2)  The Company may make payment of any
               Defaulted Interest in any other lawful manner not in-consistent with the requirements of any securities ex-change on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

                    Any Defaulted Interest payable in respect of any Bearer Security shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination between the Holders of Registered Securities and Bearer Securities, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, in the manner provided in
     Section 14.2 hereof.

                    Subject to the foregoing provisions of this Sec-tion 2.14, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other
     Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other
     Security.

                    SECTION 2.15. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE III

                                   REDEMPTION

                    SECTION 3.1.  Right of Redemption.

                    If, under the circumstances described in Section 3 of the Registered Securities and Bearer Securities, the Company shall elect or be required to redeem the outstanding
     Securities, the following provisions shall be applicable:

                         (a)  Except in the case of redemption pur-
     suant to Section 3(d) of the Registered Securities and the Bearer Securities (in which case notice shall be given by the Company as provided in subsection (c) of this Section 3.1), the Company shall, at least 75 days (or such shorter period as shall be reasonably acceptable to the Trustee) before the date designated for such redemption, give written notice to the Agents of its election to redeem the outstand-ing Securities on the Redemption Date specified in such notice and state in such notice that the conditions pre-cedent to such redemption have occurred and describe them, and shall request the Trustee to arrange for publication and mailing of the notice specified in clause (b) below.

                         (b)  In the case the Company shall give
     notice to the Agents of its election to redeem the Securi-ties, the Trustee shall cause to be given to Holders on behalf of and at the expense of the Company a notice of re-demption in accordance with Section 14.2 hereof. The Trust-ee shall send a copy of such notice of redemption to the Company, the Paying Agent (if different from the Trustee) and each other paying agency of the Company. In the case of a redemption in whole, notice will be given once not more than 60 nor less than 30 days prior to the Redemption Date. In the case of a partial redemption, notice will be given twice, the first such notice to be given not more than 60 nor less than 45 days prior to the Redemption Date and the second such notice to be given not more than 45 and not less than 30 days prior to the Redemption Date. The Trustee shall notify the Company promptly of the portions of out-standing Securities to be called for redemption as deter-mined pursuant to Section 3(a) of the Registered Securities and Bearer Securities.

                         (c)  Under the circumstances described in
     Section 3(d) of the Registered Securities and Bearer Securi-ties concerning the redemption of outstanding Securities at the option of the holders thereof, the following provisions shall be applicable:

                         (i)  The Company shall give notice to the
               Trustee of the occurrence of a Change of Control imme-diately upon the occurrence of such Change of Control or, if later, immediately upon learning of the occur-rence of such Change of Control (provided, that the Company shall be deemed to have knowledge of any infor-mation contained in any Statement on Schedule 13D or 13G filed with the U.S. Securities and Exchange Commis-
               sion).  Such notice shall state:

                              A.   The Holder Redemption Date in re-
                    spect of such Change of Control;

                              B.   The Redemption Price as set forth
                    in Section 3(d) of the Registered Securities and Bearer Securities;

                              C.   The place or places of payment of
                    the Registered Securities and Bearer Securities;
                    and

                              D.   Such other information as the Com-
                    pany shall deem advisable.

                         (ii)  The Trustee shall cause to be given to
               the Holders on behalf of the Company a notice of enti-tlement to redeem in accordance with the provisions of
               Section 14.2 hereof. Such notice shall be given on behalf and at the expense of the Company and shall be given not later than 30 days after the later of the Exchange Date, the date of the occurrence of a Change of Control or the date of receipt of notice by the Trustee from the Company of such Change of Control (the date on which such notice is given by the Trustee shall be the "Change of Control Notice Date").

                         (iii)  Upon the deposit of any of the Regis-
               tered Securities or Bearer Securities with the agency designated by the Company as the place for payment of the Registered Securities and Bearer Securities togeth-er with a duly signed and completed Redemption Notice in the form set forth on the reverse of the Bearer Securities and Registered Securities, all in accordance with the provisions of Section 3 of the Registered Securities and Bearer Securities, the Holder of such Registered Security and Bearer Security shall be enti-tled to receive a non-transferable receipt evidencing such deposit.

                         (iv) The Trustee shall notify the Company on each Business Day in the five Business Days prior to the Holder Redemption Date for outstanding Securities to be redeemed under this Section 3.1(c) of the amount required to redeem such Securities.

                         (d) Notices relating to the redemption of Securities whether at the option of the Company or the Holder hereof shall specify: the Redemption Date or the Holder Redemption Date, as the case may be; the Redemption Price; the place or places of payment; that payment will be made upon presentation and surrender of the Securities to be redeemed, together, in the case of a Bearer Security, with all appurtenant Coupons, if any, maturing subsequent to the Redemption Date; that interest accrued to the Redemption
     Date will be paid as specified in such notice; that on and after said date interest thereon will cease to accrue; and such other information as the Company may wish to include.
     In the case of a redemption by the Company at the option of the Holder of a Security, the notices given by the Trustee informing a Holder of such Holder's entitlement to redeem shall also specify that a Holder electing redemption will be entitled to revoke its election by delivering a written notice of such revocation, together with the Holder's non-transferable receipt for such Security, to the agency desig-nated by the Company as the place for the payment of the Securities to be so redeemed not later than the Holder Re-demption Date in the case of a redemption pursuant to Sec-tion 3(d) of the Registered Securities and Bearer Securi-ties. In the case of a redemption in part at the option of the Company, notices shall specify the aggregate principal amount of Securities to be redeemed and the aggregate prin-cipal amount of Securities outstanding after such partial redemption. The first notice shall specify the last date on which exchanges or transfers of Securities may be made (in accordance with Section 2.6(o) hereof), and the second notice shall specify the serial numbers of the Securities and the portions thereof called for redemption. In the case of a redemption in whole or in part by the Company, notices shall specify the date the conversion privilege expires in accordance with Section 4(a) of the Registered Securities and Bearer Securities. Such notices shall also state that the conditions precedent, if any, to such redemption have occurred and, in the case of a redemption pursuant to Sec-tion 3(d) of the Registered Securities and Bearer Securi-ties, the last day for surrender of the Securities being redeemed.

                    SECTION 3.2.  Effect of Notice of Redemption.

                    Once notice of redemption is made in accordance with Section 3.1 hereof, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including accrued and unpaid interest and Additional
     Amounts, if any, to the Redemption Date; provided that if the Redemption Date is after a regular Interest Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest to the Redemption Date and Additional Amounts, if any, shall be payable on the Redemption Date to the Holder of the redeemed Securities registered on the relevant Interest Record Date; and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest or Additional Amounts shall accrue for the period from such Re-demption Date to such succeeding Business Day.

                    SECTION 3.3.  Deposit of Redemption Price.

                    On the Business Day immediately prior to the Re-demption Date, the Company shall deposit with the Paying
     Agent (other than the Company or an Affiliate of the Compa-ny) Cash sufficient to pay the Redemption Price of, includ-ing accrued and unpaid interest on, and Additional Amounts with respect to, all Securities to be redeemed on such Re-demption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

                    If the Company complies with the preceding para-graph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under Article XII hereof or otherwise, interest and Additional Amounts on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwith-standing anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemp-tion because of the failure of the Company to comply with the preceding paragraph, interest and Additional Amounts shall continue to accrue and be paid from the Redemption
     Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

                    SECTION 3.4.  Securities Redeemed in Part.
                    Upon surrender of a Security that is to be re-deemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without ser-vice charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV
                                    COVENANTS
                    SECTION 4.1.  Payment of Securities.
                    The Company shall pay the principal of, premium, if any, interest on, and Additional Amounts, if any, with respect to, the Securities on the dates and in the manner provided in the Securities, as applicable. An installment of principal of, premium, if any, interest on, or Additional Amounts, if any, with respect to, the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders on that date
     Cash deposited and designated for and sufficient to pay the installment.

                    The Company shall pay interest on overdue princi-pal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

                    SECTION 4.2.  Maintenance of Office or Agency.

                         (a) So long as any of the Registered Securi-ties remain outstanding or until monies for the payment of all principal of, premium, if any, and interest on (and Additional Amounts with respect to) all outstanding Securi-ties shall have been made available at the office of the Paying Agent and shall have been returned to the Company as provided in Section 8.2 hereof, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Registered Securities may be presented or surrendered for payment, an office or agency where the Securities may be surrendered for conversion as provided in this Indenture and an office or agency where notices and demands to or upon the Company with respect to the Regis-tered Securities or of this Indenture may be served, in each case which office or agency shall be a bank or trust company organized, in good standing and doing business under the laws of the United States of America or of any State of the United States of America. So long as any Bearer Securities remain outstanding or until monies for the payment of all principal of, premium, if any, and interest on (and Addi-tional Amounts with respect to) all outstanding Securities shall have been made available at the office of the Paying
     Agent and shall have been returned to the Company as provid-ed in Section 8.2 hereof, the Company will maintain, in at least one city in Western Europe, which shall be Luxembourg so long as the Securities are listed on the Luxembourg Stock Exchange, an office or agency where Bearer Securities may be surrendered for payment or conversion pursuant to Section
     2.6 hereof and where notices and demands to or upon the Company in respect of the Bearer Securities of that series or of this Indenture may be served. The Company now intends to maintain additional agencies (subject to applicable laws and regulations) where Bearer Securities and Coupons may be surrendered for payment, where Registered Securities may be surrendered for payment and where Securities may be surren-dered for conversion in London, England and Luxembourg, and during such period to keep the Agents advised of the names and locations of such agencies. Unless the Company shall otherwise notify each of the Agents in writing, the sole such paying agencies and conversion agencies shall be the agencies specified in the Securities.

                         (b)  So long as there shall be Securities
     outstanding or until monies for the payment of all principal of, premium, if any, and interest on (and Additional Amounts with respect to) all outstanding Securities shall have been made available at the office of the Paying Agent and shall have been returned to the Company as provided in Section 8.2 hereof, the Company shall maintain a Security Registrar and additional transfer agencies (each a "Transfer Agent and, collectively, the "Transfer Agents") (i) where Registered Securities may be surrendered for registration of transfer or for exchange for Registered Securities in New York City and (ii) in at least one city in Western Europe, which shall be Luxembourg so long as the Securities are listed on the Luxembourg Stock Exchange, where Registered Securities may be surrendered for purposes of such transfer or exchange, and where Bearer Securities may be delivered in exchange for Bearer Securities or for Registered Securities. Consistent with applicable laws and regulations, including the provi-sions of the federal income tax laws of the United States, such agencies may be the same agencies as or different agencies from those maintained by the Company pursuant to
     Section 4.2(a). The Company hereby appoints the London Office of Chemical Bank and Banque Internationale a Luxem-bourg S.A., 69 route d'Esch, L-1470 Luxembourg, as Transfer Agents for such transfers and exchanges. The registration of transfer or exchange of Registered Securities shall only be made by the Trustee in New York City.

                         (c)  The Company will give to the Trustee
     written notice of the locations of such offices or agencies and of any change in the locations thereof. If at any time the Company shall fail to maintain any such offices or agencies or shall fail to give such notice of the location or of any change in the locations thereof, presentations, surrenders, notices and demands in respect of Registered Securities may be made or served at the principal corporate trust office of the Trustee in New York and in respect of Bearer Securities may be made or served at the principal office of the Trustee in London, England at which at any particular time its corporate trust business shall be admin-istered.

                    SECTION 4.3.  Corporate Existence.
                    Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsid-iaries; provided, however, that the Company shall not be re-quired to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Company shall determine that the preservation thereof is no longer desir-able in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

                    SECTION 4.4.  Payment of Taxes and Other Claims.

                    Except with respect to immaterial items, the Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; pro-vided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accor-dance with GAAP.

                    SECTION 4.5.  Maintenance of Properties and Insur-
     ance.

                    The Company shall cause all material properties used or useful to the conduct of its business and the busi-ness of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.5 shall prevent the Company or any Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such dis-continuance or disposal is (a), in the judgment of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

                    The Company shall provide, or cause to be provid-ed, for itself and each of its Subsidiaries, insurance (in-cluding appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company or such Subsidiary.

                    SECTION 4.6.  Compliance Certificate; Notice of
     Default.

                         (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing
     Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                         (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certifi-cate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice there-of from the Company or any of the Holders.

                    SECTION 4.7.  Reports.
                    Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Ex-change Act, the Company shall deliver to the Trustee and to each Holder identified to the Company, and to prospective purchasers of Securities identified to the Company by NatWest Securities Limited, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantial-ly equivalent to financial statements that would have been included in reports filed with the SEC if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified indepen-dent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

                    SECTION 4.8.  Limitation on Status as Investment
     Company.
                    Neither the Company nor any of its Subsidiaries shall become an "investment company" (as that term is de-fined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

                    SECTION 4.9.  Waiver of Stay, Extension or Usury
     Laws.
                    The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, interest on, or Additional Amounts with respect to, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby ex-pressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                    SECTION 4.10. Rule 144A Information Requirement. The Company shall furnish to the Holders or bene-
     ficial holders of the Securities or the underlying Common
     Stock and prospective purchasers of Securities or the under-lying Common Stock designated by the Holders of Securities or the underlying Common Stock, upon their request, the information required to be delivered pursuant to Rule
     144A(d)(4) under the Securities Act until such time as the Securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

                    SECTION 5.1.  Limitation on Merger, Sale or Con-
     solidation.
                         (a)  The Company shall not, directly or
     indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substan-tially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated
     Persons, unless (i) either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corpora-tion organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and the Inden-ture; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is re-quired, such supplemental indenture comply with the Inden-ture and that all conditions precedent relating to such transactions have been satisfied.

                         (b)  For purposes of clause (a) of this
     Section 5.1, the sale, lease, conveyance, assignment, trans-fer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or sub-stantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                    SECTION 5.2. Successor Corporation Substituted. Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursu-ant to the Securities, the predecessor (except in the case of a lease) shall be released from such obligations (except with respect to any obligations that arise from or as a result of such transaction).

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

                    SECTION 6.1.  Events of Default.

               "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                         (1) failure to pay any installment of inter-est on, or Additional Amounts with respect to, the Securities as and when the same becomes due and pay-able, or to perform any conversion of the Securities required under this Indenture, and the continuance of such default for a period of 30 days, whether or not such payment is prohibited by Article XII hereof;

                         (2)  failure to pay all or any part of the
               principal of, or premium, if any on the Securities when and as the same become due and payable at maturity, re-demption, by acceleration or otherwise, including, without limitation, default in the payment of the Re-demption Price on the Redemption Date in accordance with Section 3(d) of the Registered Securities and the Bearer Securities, whether or not such payment is pro-hibited by Article XII hereof;

                         (3)  failure by the Company to observe or
               perform any covenant, agreement or warranty contained in the Securities or this Indenture (other than a de-fault in the performance of any covenant, agreement or warranty which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 60 days after there has been given, by reg-istered or certified mail, to the Company by the Trust-ee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice specifying such default or breach, requesting it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                         (4)  a default under Indebtedness of the
               Company or any of its Significant Subsidiaries with an aggregate principal amount in excess of $10,000,000 (a) resulting from the failure to pay principal, premium or interest when due that extends beyond any stated period of grace applicable thereto or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

                         (5)  a decree, judgment, or order by a court
               of competent jurisdiction shall have been entered ad-judging the Company or any of its Significant Subsid-iaries as bankrupt or insolvent, or approving as prop-erly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 75 days; or a decree or order of a court of competent jurisdiction over the appointment of a re-ceiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undis-charged and unstayed for a period of 75 days;

                         (6)  the Company or any of its Significant
               Subsidiaries shall institute proceedings to be adjudi-cated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorgani-zation under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or oth-erwise, any of the foregoing; or

                         (7)  final unsatisfied judgments not covered
               by insurance, or the issuance of any warrant of attach-ment against any portion of the property or assets of the Company or any of its Significant Subsidiaries, ag-gregating in excess of $2,000,000 at any one time shall have been rendered against the Company or any of its Subsidiaries and not have been stayed, bonded or dis-charged for a period (during which execution shall not be effectively stayed) of 75 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or un-discharged beyond any applicable payment date provided therein).

                    Notwithstanding the 60-day period and notice re-quirement contained in Section 6.1(3) above, with respect to a default under Section 3(d) of the Registered Securities and the Bearer Securities the 60-day period referred to in
     Section 6.1(3) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 3 of the Registered Securities and the Bearer Securities and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(3) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a de-fault in the payment when due of the Redemption Price on the Redemption Date, such Event of Default shall be deemed, for purposes of this Section 6.1, to arise no later than on the Redemption Date.

                    SECTION 6.2. Acceleration of Maturity Date; Re-scission and Annulment.

                    If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6) relating to the Company or any of its Significant Subsidiaries) occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then out-standing Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securi-ties, including in each case accrued interest thereon and Additional Amounts, if any, with respect thereto, to be due and payable immediately. If an Event of Default specified in Section 6.1(5) or (6) relating to the Company or any Significant Subsidiary occurs, all principal, accrued inter-est thereon and Additional Amounts, if any, with respect thereto will be immediately due and payable on all outstand-ing Securities without any declaration or other act on the part of the Trustee or the Holders.

                    At any time after such a declaration of accelera-tion has been made and before a judgment or decree for pay-ment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of no less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                         (1)  the Company has paid or deposited with
               the Trustee Cash sufficient to pay

                                   (A)  all overdue interest
                    on, and Additional Amounts, if any, with respect to, all Securities,

                                   (B)  the principal of
                    (and premium, if any, applicable to) any Securities which would then be due oth-erwise than by such declaration of ac-celeration, and interest thereon at the rate borne by the Securities,
                                   (C)  to the extent that
                    payment of such interest is lawful, in-
                    terest upon overdue interest and Addi-
                    tional Amounts, if any, at the rate
                    borne by the Securities,
                                   (D)  all sums paid or
                    advanced by the Trustee hereunder and
                    the compensation, expenses, disburse-
                    ments and advances of the Trustee, its
                    agents and counsel, and

                         (2)  all Events of Default, other than the
               non-payment of the principal of, premium, if any, in-terest on and Additional Amounts, if any, with respect to Securities that have become due solely by such dec-laration of acceleration, have been cured or waived as provided in Section 6.12 hereof, including, if applica-ble, any Event of Default relating to the covenants contained in Section 3(d) of the Registered Securities and the Bearer Securities.

     Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent Default or Event of Default or impair any right consequent thereon.

                    SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
                    The Company covenants that if an Event of Default in payment of principal, premium, interest or Additional
     Amounts specified in clause (1) or (2) of Section 6.1 hereof occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), interest, Additional Amounts and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), Additional Amounts and on any overdue interest, at the rate borne by the Secu-rities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, dis-bursements and advances of, the Trustee, its agents and counsel.

                    If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trust-ee of an express trust in favor of the Holders, may insti-tute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                    If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                    SECTION 6.4. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, ar-rangement, adjustment, composition or other judicial pro-ceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or other-wise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue princi-pal, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                         (1)  to file and prove a claim for the whole
     amount of principal (and premium, if any), interest and Additional Amounts owing and unpaid in respect of the Secu-rities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensa-tion, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                         (2)  to collect and receive any moneys or
     other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

                    Nothing herein contained shall be deemed to autho-rize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Secu-rities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                    SECTION 6.5. Trustee May Enforce Claims Without Possession of Securities.

                    All rights of action and claims under this Inden-ture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Hold-ers of the Securities in respect of which such judgment has been recovered.

                    SECTION 6.6.  Priorities.

                    Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), interest or Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                    FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7 hereof;

                    SECOND: To the holders of Senior Indebtedness of the Company to the extent provided in Article XII hereof;

                    THIRD: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), interest on and Additional Amounts with respect to, the Securities in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), interest and Additional Amounts, respectively; and

                    FOURTH: To whomsoever may be lawfully entitled thereto, the remainder, if any.

                    The Trustee may fix a record date and payment date for any payment by it to Holders pursuant to this Section.

                    SECTION 6.7.  Limitation on Suits.

                    No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                              (A)  such Holder has previously given
               written notice to the Trustee of a continuing Event of Default;

                              (B)  the Holders of not less than 25% in
               principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                              (C)  such Holder or Holders have offered
               to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                              (D)  the Trustee for 60 days after its
               receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                              (E)  no direction inconsistent with such
               written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Securities;

     it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                    SECTION 6.8. Unconditional Right of Holders to Receive Principal, Premium, Interest and Additional Amounts.

                    Notwithstanding any other provision of this Inden-ture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), interest on and Addi-tional Amounts with respect to, such Security when due (in-cluding, in the case of redemption, the Redemption Price on the applicable Redemption Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

                    SECTION 6.9.  Rights and Remedies Cumulative.

                    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                    SECTION 6.10.  Delay or Omission Not Waiver.

                    No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this
     Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                    SECTION 6.11.  Control by Holders.
                    The Holder or Holders of no less than a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                         (1)  such direction shall not be in conflict
               with any rule of law or with this Indenture,

                         (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or would subject the Trustee to any liability, and

                         (3)  the Trustee may take any other action
               deemed proper by the Trustee which is not inconsistent with such direction.

                    SECTION 6.12.  Waiver of Past Default.

                    Subject to Section 6.8 hereof, the Holder or Hold-ers of not less than a majority in aggregate principal amount of then outstanding Securities may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

                              (A)  in the payment of the principal of,
               premium, if any, interest on, or Additional Amounts with respect to, any Security not yet cured as speci-fied in clauses (1) and (2) of Section 6.1 hereof, or

                              (B)  in respect of a covenant or provi-
               sion hereof which, under Article IX hereof, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

                    Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Inden-ture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

                    SECTION 6.13.  Undertaking for Costs.

                    All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of then outstanding Securities, or to any suit instituted by any Holder for en-forcement of the payment of principal of, premium (if any), interest on or Additional Amounts with respect to, any Secu-rity on or after the Stated Maturity of such Security (in-cluding, in the case of redemption, on or after the Redemp-tion Date).

                    SECTION 6.14.  Restoration of Rights and Remedies.

                    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Inden-ture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and there-after all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been insti-tuted.

                                   ARTICLE VII

                                     TRUSTEE

                    The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

                    SECTION 7.1.  Duties of Trustee.

                         (a)  If an Event of Default has occurred and
     is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                         (b)  Except during the continuance of an
     Event of Default:

                         (1)  The Trustee need perform only those
               duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are ad-verse to the Trustee.

                         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions ex-pressed therein, upon certificates or opinions fur-nished to the Trustee and conforming to the require-ments of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                         (c)  The Trustee may not be relieved from
     liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                         (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                         (2)  The Trustee shall not be liable for any
               error of judgment made in good faith by a Trust Offi-cer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                         (3)  The Trustee shall not be liable with
               respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 hereof.

                         (d)  No provision of this Indenture shall
     require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                         (e)  Every provision of this Indenture that
     in any way relates to the Trustee is subject to paragraphs
     (a), (b), (c), (d) and (f) of this Section 7.1.

                         (f)  The Trustee shall not be liable for
     interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                    SECTION 7.2.  Rights of Trustee.

                    Subject to Section 7.1:

                         (a)  The Trustee may rely on any document
     believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not inves-tigate any fact or matter stated in the document.

                         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5 hereof, if applicable.
     The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

                         (c)  The Trustee may act through its attor-
     neys and agents and shall not be responsible for the miscon-duct or negligence of any agent appointed with due care.

                         (d)  The Trustee shall not be liable for any
     action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                         (e)  The Trustee shall not be bound to make
     any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discre-tion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee rea-sonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                         (g)  Unless otherwise specifically provided
     for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                         (h)  The Trustee shall have no duty to in-
     quire as to the performance of the Company's covenants in
     Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sec-tions 6.1(1) or 6.1(2), or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification from the Company or any Holder or obtained actual knowledge.

                    SECTION 7.3.  Individual Rights of Trustee.

                    The Trustee in its individual or any other capaci-ty may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections
     7.10 and 7.11 hereof.

                    SECTION 7.4.  Trustee's Disclaimer.

                    The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsi-ble for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

                    SECTION 7.5.  Notice of Default.

                    If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to Security Holders in accordance with Section
     14.2 notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default oc-curs. Except in the case of a Default or an Event of De-fault in payment of principal (or premium, if any) of, interest on or Additional Amounts with respect to, any Secu-rity (including the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

                    SECTION 7.6.  Reports by Trustee to Holders.

                    Within 60 days after each July 15 beginning with the July 15 following the date of this Indenture, the Trust-ee shall, if required by TIA Sec 313(a), transmit to the Hold-ers a brief report dated as of such July 15 that complies with TIA Sec 313(a). The Trustee also shall comply with TIA Sec 313(b) and 313(c).

                    The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock ex-change or automatic quotation system.

                    A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                    Reports pursuant to this Section 7.6 shall be transmitted by mail:

                                   (1)    to all holders of Registered
               Securities as the names and addresses of such Holders appear in the Security Register; and

                                   (2)    to other Holders of Securi-
               ties as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for such purpose.

                    SECTION 7.7.  Compensation and Indemnity.
                    The Company agrees to pay to the Trustee from time to time reasonable compensation for its services. The
     Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it.
     Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accoun-tants, experts and counsel.

                    The Company agrees to indemnify the Trustee and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compen-sation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or lia-bility in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Compa-ny need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                    To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on, or Additional Amounts with respect to, particular Securities.

                    Without limiting any of the rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) hereof occurs, the ex-penses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                    The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

                    SECTION 7.8.  Replacement of Trustee.

                    The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in princi-pal amount of then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                         (a)  the Trustee fails to comply with Section
     7.10 hereof;

                         (b)  the Trustee is adjudged bankrupt or
     insolvent;

                         (c)  a receiver, Custodian, or other public
     officer takes charge of the Trustee or its property; or

                         (d)  the Trustee becomes incapable of acting.

                    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                    A successor Trustee shall deliver a written accep-tance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of then outstanding
     Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bonafide holder of a Security for at least 6 months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                    Notwithstanding replacement of the Trustee pursu-ant to this Section 7.8, the Company's obligations under
     Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

                    SECTION 7.9. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or con-
     verts into, or transfers all or substantially all of its corporate trust business to, another corporation, the re-sulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or trans-feree corporation is otherwise eligible hereunder, be the successor Trustee.

                    SECTION 7.10.  Eligibility; Disqualification.

                    The Trustee shall at all times satisfy the re-quirements of TIA Sec 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Sec 310(b), subject to the penultimate paragraph thereof.

                    SECTION 7.11. Preferential Collection of Claims Against Company.

                    The Trustee shall comply with TIA Sec 311(a), ex-cluding any creditor relationship listed in TIA Sec 311(b). A Trustee who has resigned or been removed shall be subject to TIA Sec 311(a) to the extent indicated.

                                  ARTICLE VIII

                           SATISFACTION AND DISCHARGE

                    SECTION 8.1.  Satisfaction and Discharge of In-
     denture.

                    The Company may terminate its obligations under this Indenture (subject to the provisions of this Article VIII) when it shall have delivered to the Trustee for cancellation all Securities theretofore authenticated and all Coupons appertaining thereto (other than any Securi-ties and Coupons which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provid-ed in Article II hereof or any Securities referred to in
     Section 8.2) and the following conditions shall be satis-fied:

                         (1)  The Company has paid all sums payable
     under the Indenture; and

                         (2)  The Company shall have delivered to the
     Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent have been complied with as contemplated by this
     Section 8.1.

                    SECTION 8.2.  Repayment to the Company.
                    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, interest on or Additional
     Amounts with respect to any Security and remaining unclaimed for two years after such principal, premium, if any, inter-est or Additional Amounts has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereup-on cease.

                                   ARTICLE IX
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                    SECTION 9.1.  Supplemental Indentures Without
     Consent of Holders.

                    Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                         (1) to cure any ambiguity, defect, or incon-sistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Inden-ture, provided, that such action pursuant to this clause (1) does not adversely affect the interests of any Holder in any respect;

                         (2)  to create additional covenants of the
     Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change pursuant to this clause (2) does not adversely affect the rights of any Holder;

                         (3) to provide for collateral for or guaran-tors of the Securities;

                         (4)  to evidence the succession of another
     Person to the Company and the assumption by any such succes-sor of the obligations of the Company herein and in the Securities in accordance with Article V;

                         (5)  to comply with the TIA; or

                         (6)  to comply with Section 13.6.

                    SECTION 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

                    Subject to Section 6.8 and the last sentence of this paragraph, with the consent (evidenced as provided in Section 10.2 hereof) of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Hold-ers of not less than a majority in aggregate principal amount of then outstanding Securities may, in writing, waive compliance by the Company with any provision of this Inden-ture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

                         (1)  change the Stated Maturity of any Secu-
     rity or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof or Additional Amounts with respect thereto, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon or Additional Amounts with respect thereto is payable, or impair the right to institute suit for the enforcement of any such payment or the conver-sion of any Security on or after the due date thereof (in-cluding, in the case of redemption, on or after the Redemp-tion Date), or alter redemption provisions in a manner ad-verse to the Holders;

                         (2)  reduce the percentage in principal
     amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture;

                         (3)  modify any of the provisions of Article
     XII hereof in a manner adverse to the Holders;
                         (4)  adversely affect the right of such
     Holder to convert Securities; or
                         (5)  modify any of the waiver provisions,
     except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

                    It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                    After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall give to the Holders in accordance with Section 14.2 a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                    After an amendment, supplement or waiver under this Section 9.2 becomes effective, it shall bind each Holder.

                    In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

                    SECTION 9.3.  Compliance with TIA.

                    Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

                    SECTION 9.4.  Revocation and Effect of Consents.

                    Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revo-cation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiv-er.

                    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                    After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on and Additional Amounts with respect to a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Securi-ty, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                    SECTION 9.5.  Notation on or Exchange of Securi-
     ties.

                    If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alter-natively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

                    SECTION 9.6.  Trustee to Sign Amendments, Etc.

                    The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amend-ment, supplement or waiver authorized pursuant to this
     Article IX is authorized or permitted by this Indenture.

                                    ARTICLE X

                                    MEETINGS

                    SECTION 10.1.  Meetings and Votes of Holders.

                         (a)  A meeting of Holders of Securities may
     be called at any time and from time to time pursuant to this
     Section 10.1 for any of the following purposes: (i) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders of Securities pursuant to Article IX hereof; or (ii) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securi-ties under any other provision of this Indenture, the Regis-tered Securities and Bearer Securities or under applicable law.

                         (b) Meetings of Holders of Securities may be held at such place or places in New York City or London as the Trustee or, in case of its failure to act, the Company or the Holders calling the meeting shall from time to time determine.

                         (c) The Trustee may at any time call a meet-ing of Holders of Securities to be held at such time and at such place in any of the locations designated in Section
     10.1(b) hereof as the Trustee shall determine. Notice of every meeting of Holders shall be made as specified in
     Section 14.2 hereof, except that such notice shall set forth the time and the place of such meeting, in general terms the action proposed to be taken at such meeting and a general description of regulations applicable to such meeting and shall be published at least three times in the publications specified in such Section 14.2, the first publication to be not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                         (d)  In case at any time the Company or the
     Holders of at least 25% in aggregate principal amount of the Securities shall have requested the Trustee to call a meet-ing of the Holders, by written request setting forth in rea-sonable detail the action proposed to be taken at the meet-ing, and the Trustee shall not have given the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount above specified may determine the time and the place in either of the locations designated in
     Section 10.1(b) hereof for such meeting and may call such meeting to take any action authorized in Section 10.1(a) hereof by giving notice thereof as provided in Section
     10.1(c) hereof.

                         (e) To be entitled to vote at any meeting of Holders of Securities, a person shall be (i) a Holder of one or more Securities, or (ii) a person appointed by an instru-ment in writing as proxy for a Holder or Holders of Securi-ties by such Holder or Holders, which proxy need not be a Holder of Securities. The only persons who shall be enti-tled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

                         (f)  The persons entitled to vote a majority
     in principal amount of the outstanding Securities shall con-stitute a quorum for the transaction of all business speci-fied in Section 10.1(a) hereof. No business shall be trans-acted in the absence of a quorum unless a quorum is repre-sented when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the Holders of Securities (as provided in Section 10.1(d) hereof), be dissolved. In any other case the meeting shall be adjourned for a period of not less than 10 days as deter-mined by the chairman of the meeting prior to the adjourn-ment of such adjourned meeting. Notice of the reconvening of any adjourned meeting (except pursuant to Sec-tion 10.1(j)) shall be given as provided in Section 10.1(c) hereof except that such notice need be published only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting ad-journed for a lack of a quorum the persons entitled to vote
     25% in principal amount of the Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Securities that shall constitute a quorum. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as afore-said, any resolution and all matters (except as limited by Section 6.8 and the last sentence of the first paragraph of
     Section 9.2 hereof) shall be effectively passed and decided if passed or decided by the persons entitled to vote a ma-jority in principal amount of the Securities represented and voting at such meeting, provided that such amount shall be not less than 25% in principal amount of the Securities outstanding. Any Holder of a Security who has executed an instrument in writing appointing a person as his proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, however, that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of the Holders of Securities duly held in accordance with this Section 10.1 shall be binding on all the Holders of Securities whether or not present or represented at the meeting.

                         (g)  Notwithstanding any other provision of
     this Indenture, the Trustee may make such reasonable regula-tions as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submis-sion and examination of proxies, certificates and other evidence of the right to vote, and such other matters con-cerning the conduct of the meeting as it shall deem appro-priate. Except as otherwise permitted or required by any such regulations, the holding of Bearer Securities shall be proved by the production of the Bearer Securities or by a certificate executed, as depositary, by, and the appointment of any proxy shall be proved by having the signature of the person executing the proxy witnessed or guaranteed by, in each case, any trust company, bank or banker satisfactory to the Trustee. Such regulations may provide that written in-struments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified herein or other proof. The holding of Registered Securities shall be proved by the registry books maintained in accor-dance with Section 2.3 hereof or by a certificate or cer-tificates of the Trustee in its capacity as the Company's agent for the maintenance of such books.

                         (h)  The Trustee shall, by an instrument in
     writing, appoint a temporary chairperson of the meeting, unless the meeting shall have been called by the Company or by the Holders of Securities as provided in Section 10.1(d) hereof, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairperson. A permanent chairperson and a perma-nent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securi-ties represented at the meeting and entitled to vote.

                         (i)  At any meeting each Holder or proxy
     shall be entitled to one vote for each U.S.$1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meet-ing in respect of any Securities challenged as not outstand-ing and ruled by the chairperson of the meeting to be not outstanding. The chairperson of the meeting shall have no right to vote, except as a Holder or proxy.

                         (j)  Any meeting of Holders of Securities
     duly called pursuant to Section 10.1(c) or 10.1(d) hereof at which a quorum is present may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority in principal amount of the Securities represented at the meeting and entitled to vote; and the meeting may be held as so adjourned without further notice.

                         (k)  The vote upon any resolution submitted
     to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairperson of the meet-ing shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meet-ing their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided in Sec-tion 10.1(c) or 10.1(d) hereof and, if applicable, Section 10.1(f) hereof. Each copy shall be signed and verified by the affidavits of the permanent chairperson and secretary of the meeting, and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the copy delivered to the Trustee to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                    SECTION 10.2.  Action by Holders.  Subject to
     Section 14.6, whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provi-sions of Section 10.1 hereof, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

                                   ARTICLE XI

                                     AGENTS

                    SECTION 11.1. Offices, Resignation, Successors, Etc. of Agents; Paying, Conversion and Transfer Agencies.

                         (a)  Each of the Agents may at any time
     resign as such Agent by giving written notice to the Company of such intention on its part, specifying the date in which its desired resignation shall become effective; provided, however, that such date shall never be less than ninety days after receipt of such notice by the Company unless the Company agrees to accept less notice. Each of the Agents hereunder may be removed at any time by the filing with it of any instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Company, as hereinafter provided, of a successor Conversion Agent, Transfer Agent or Paying Agent, as the case may be, and the acceptance of such appointment by such successor Agent.
     Upon its resignation or removal, each of the Agents shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in con-nection with the services rendered hereunder by such Agent.

                         (b)  In case at any time any of the Agents
     shall resign, or shall be removed, or shall be incapable of acting, or shall file a voluntary petition as a debtor under Chapter 7 or 11 of Title 11 of the United States Code or have an order for relief entered against it as a debtor under Chapter 7 or 11 of Title 11 of the United States Code or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if an order of any court shall be entered approving any peti-tion filed by or against any of the Agents under any leg-islation similar to the provisions of Title 11 of the United States Code, or if a receiver of it or of all or any sub-stantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Agent, qualified as aforesaid, shall be appointed by the Company by an instru-ment in writing. Upon the appointment as aforesaid of a successor Agent and acceptance by it of such appointment, the Agent so superseded shall cease to be such Agent hereun-der. If no successor Agent shall have been so appointed by the Company and shall have accepted appointment as here-inafter provided, any Holder of a Security, on behalf of itself and all others similarly situated, or any Agent may petition any court of competent jurisdiction for the ap-pointment of a successor Agent and shall promptly notify the Company of such action.

                         (c) Any successor Conversion Agent, Transfer Agent or Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Com-pany an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the author-ity, rights, powers, trusts, immunities, duties and obliga-tions of such predecessor with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Agent shall be entitled to receive, all monies, securities or other property on deposit with or held by such predecessor, as such Agent hereunder.

                         (d)  Any corporation or bank into which any
     of the Agents hereunder may be merged or converted, or any corporation or bank with which such Agent may be consoli-dated, or any corporation or bank resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any corporation or bank to which such Agent shall sell or otherwise transfer all or substantially all the assets and business of such Agent, shall be the successor to such Agent under this Indenture without the execution or filing of any document or any further act on the part of any of the parties hereto.

                                   ARTICLE XII
                                  SUBORDINATION

                    SECTION 12.1.  Securities Subordinated to Senior
     Indebtedness.
                    The Company and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on, or Additional Amounts with respect to, the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or re-demption of the Securities by the Company (including, with-out limitation, pursuant to Section 3(d) of the Registered Securities and the Bearer Securities) is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Senior Indebtedness of the Company, and all other Obligations in respect thereof, whether outstanding at the date of this Indenture or there-after created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

                    This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

                    To the extent any provision of this Article XII conflicts or is inconsistent with any other provision of this Indenture, the provisions of this Article XII shall govern and supersede such inconsistent or conflicting provi-sion.

                    SECTION 12.2. No Payment on Securities in Certain Circumstances.
                         (a) No payment may be made by the Company on account of the principal of, premium, if any, interest on, or Additional Amounts with respect to, the Securities, or to acquire any of the Securities (including redemptions of Securities at the option of the Holder) for cash or property (other than Junior Securities), or on account of the redemp-tion provisions of the Securities, (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness and all other Obligations in respect thereof are first paid in full (or such payment is duly pro-vided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on, or any other Obligation in respect of, any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived by the holders of such Senior Indebtedness or otherwise has ceased to exist.

                         (b)  Upon (i) the happening of an event of
     default (other than a Payment Default) that permits the holders of any Designated Senior Indebtedness or their representative immediately to accelerate its maturity and
     (ii) written notice of such event of default given to the Company and the Trustee by the requisite holders of such Designated Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived by the requisite holders of such Senior Indebtedness or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premi-um, if any, interest on, or Additional Amounts with respect to, the Securities, or to acquire or repurchase any of the Securities for cash or property, or on account of the re-demption provisions of the Securities, in any such case other than payments made with Junior Securities of the Company. Notwithstanding the foregoing, unless (I) the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Peri-od"), and (II) such declaration has not been rescinded or waived by the requisite holders of such Senior Indebtedness, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume, subject to this Arti-cle XII, all other payments as and when due on the Securi-ties. Any number of Payment Notices may be given; provided, however, that (A) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and
     (B) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Designated Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

                         (c) In furtherance of the provisions of Sec-tion 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee or the Holders or any Paying Agent at a time when such payment or distribution is prohibited by the provisions of this Section 12.2, then such payment or distribution shall be received and held in trust by the Trustee or such Holder or Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior

     Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebted-ness of the Company in full after giving effect to any con-current payment and distribution to the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following receipt by such holder of written notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Hold-er(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

                    SECTION 12.3. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liqui-dation or Reorganization.

                    Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liqui-dation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

                         (a)  the holders of all Senior Indebtedness
     of the Company shall first be entitled to receive payments in full (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of the principal of, premium, if any, interest on, and Addi-tional Amounts with respect to, the Securities (other than Junior Securities);

                         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the provisions of this Article XII, shall be paid by the liqui-dating trustee or agent or other Person making such a pay-ment or distribution directly to the holders of Senior
     Indebtedness of the Company or their representative to the extent necessary to make payment in full of all such Senior
     Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                         (c)  in the event that, notwithstanding the
     foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities), shall be re-ceived by the Trustee or the Holders or any Paying Agent
     (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on ac-count of the principal of, premium, if any, interest on, or Additional Amounts with respect to, the Securities before all Senior Indebtedness of the Company is paid in full, such payment or distribution shall be received and held in trust by the Trustee or such Holder or Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) for the benefit of the holders of such Senior Indebtedness, or their respective representative, or the trustee or trustees under any inden-ture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been is-sued, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical fol-lowing receipt by such holder of written notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Hold-er(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

                    SECTION 12.4. Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness.
                    Subject to the payment in full of all Senior
     Indebtedness of the Company as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securi-ties shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

                    If any payment or distribution to which the Hold-ers would otherwise have been entitled but for the provi-sions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distri-butions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

                    SECTION 12.5.  Obligations of the Company Uncondi-
     tional.

                    Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company and the Holders, the obligation of each such Person, which is absolute and uncon-ditional, to pay to the Holders the principal of, premium, if any, interest on, and Additional Amounts with respect to, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and credi-tors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
     Article XII, of the holders of Senior Indebtedness in re-spect of cash, property or securities of the Company re-ceived upon the exercise of any such remedy. Notwithstand-ing anything to the contrary in this Article XII or else-where in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this
     Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquida-tion or reorganization proceedings are pending, or a certif-icate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to partici-pate in such distribution, the holders of the Senior Indebt-edness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or representa-tive on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment. Nothing in this Article XII shall apply to the claims of, or pay-ments to, the Trustee under or pursuant to Section 7.7.

                    SECTION 12.6. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.
                    The Trustee or any Paying Agent (other than the Company acting as its own Paying Agent) shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or such Paying Agent unless and until a Trust Offi-cer of the Trustee or such Paying Agent (other than the Company acting as its own Paying Agent), as the case may be, shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and such Paying Agent shall be entitled in all respects conclusively to assume that no such fact exists.

                    SECTION 12.7. Application by Trustee of Assets Deposited with It.
                    Any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on, or Additional Amounts with respect to, any Securities shall be subject to the provisions of Sec-tions 12.1, 12.2, 12.3 and 12.4; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or a Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be re-ceived by it on or after such date.

                    SECTION 12.8. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.
                    No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions con-tained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obliga-tions of the parties to this Indenture or the Holders.

                    SECTION 12.9. Securityholders Authorize Trustee to Effectuate Subordination of Securities.
                    Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appro-priate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganiza-tion of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the making of a timely filing of a claim for the unpaid balance of its Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceed-ing prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby autho-rized to have the right to file and are or is hereby autho-rized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composi-tion affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

                    SECTION 12.10.  Right of Trustee to Hold Senior
     Indebtedness.
                    The Trustee shall be entitled to all of the rights set forth in this Article XII in respect of any Senior In-debtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                    SECTION 12.11.  Article XII Not to Prevent Events
     of Default.
                    The failure to make a payment on account of prin-cipal of, premium, if any, interest on, or Additional
     Amounts with respect to, the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of De-fault under Section 6.1 or in any way prevent the Holders or the Trustee from exercising any right hereunder other than the right to receive payment on the Securities.

                    SECTION 12.12. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

                    The Trustee shall not be deemed to owe any fidu-ciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its will-ful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securi-ties or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.
     Nothing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

                                  ARTICLE XIII

                            CONVERSION OF SECURITIES

                    SECTION 13.1.  Conversion Privilege.

                    Subject to and upon compliance with the provisions of this Article XIII, at the option of the holder thereof, any outstanding Registered Security or Bearer Security or, in the case of any Registered Security or Bearer Security of a denomination other than $1,000, any portion of the prin-cipal amount thereof which is $1,000 or an integral multiple of $1,000, may be converted on or after the Exchange Date and prior to the Stated Maturity thereof, at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares of Common Stock ("Conversion
     Shares") as set forth in the Registered Securities and Bearer Securities. The right to convert Securities called for redemption or delivered for repurchase will terminate at the close of business on the fifth day next preceding the Redemption Date (or if such date is not a Business Day, on the next succeeding Business Day) and will be lost if not exercised prior to that time. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $36.75 per share of Common Stock. The Conversion Price shall be ad-justed in certain instances as provided in paragraphs
     (c)(i), (ii), (iii), (iv), (v) and (vi) of Section 4 of the Registered Securities and Bearer Securities.

                    SECTION 13.2.  Exercise of Conversion Privilege.

                         (a)  In order to exercise the conversion
     privilege, the Holder of any Security to be converted shall surrender such Security, together with all unmatured Cou-pons, if any, and any matured Coupons in default appertain-ing thereto, if any, at the office of the Conversion Agent or any office or agency of the Company maintained for that purpose pursuant to Section 4.2 hereof, accompanied by writ-ten notice, in substantially the form set forth in the Registered Securities and the Bearer Securities, to the Com-pany, at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount of a Registered Security or Bearer Security of a denomination other than $1,000 is to be converted, the portion thereof to be converted. Upon presentment for conversion of any Securities pursuant to this Section 13.2, the Conversion Agent shall immediately on that day notify the Company of such presentment. No payment or adjustment shall be made upon any conversion on account of any divi-dends on the Common Stock issued upon conversion. If a

     Registered Security is converted after the close of business on an Interest Record Date and before the opening of busi-ness on the next succeeding Interest Payment Date, the interest due on such Interest Payment Date shall be paid on such Interest Payment Date to the person in whose name that security is registered at the close of business on that Interest Record Date. Except as otherwise provided in the immediately preceding sentence, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends or distributions on the Conversion Shares issued upon conversion. Registered Securities sur-rendered for conversion during the period after the close of business on any Interest Record Date next preceding any Interest Payment Date to the close of business on such Interest Payment Date shall (except in the case of Regis-tered Securities or portions thereof which are called for redemption on a Redemption Date within such period) be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion.

                         (b)  Securities shall be deemed to have been
     converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accor-dance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued or delivered at such office or agency a certificate or certifi-cates for the number of full shares of Common Stock issuable or deliverable upon conversion, together with payment, in lieu of any fraction of a share, as provided below.

                         (c)  In the case of any Registered Security
     or Bearer Security of a denomination other than $1,000 is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of any authorized kind or denomina-tion as requested by such Holder, in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

                    SECTION 13.3.  Fractional Interests.

                    No fractional shares of Common Stock shall be issued or delivered upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable or deliverable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or, in the case of Registered Securities or Bearer Securities of a denomination other than $1,000, specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would other-wise be issuable or deliverable upon conversion of any Security or Securities (or, in the case of Registered Secu-rities or Bearer Securities of a denomination other than $1,000, specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of Common Stock at the close of business on the day preceding the day of conversion.

                    SECTION 13.4.  Adjustment of Conversion Price.
                         (a)  Whenever the Conversion Price is ad-
     justed as provided in the Registered Securities and Bearer
     Securities:
                         (i)  the Company shall compute the adjusted
               Conversion Price in accordance with the terms of the Registered Securities and Bearer Securities and shall prepare a certificate signed by the President, any Vice President or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and the Conversion Agent and at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 4.2 hereof; and

                         (ii)  a notice stating that the Conversion
               Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and, as soon as practicable after it is required, the Company shall promptly cause a notice setting forth the adjust-ed Conversion Price to be given to the holders of the Securities as provided in Section 14.2 hereof.

               SECTION 13.5.  Notice of Certain Events.
               In case:
                             (i)  the Company shall declare a
               dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings (excluding dividends payable in stock for which adjustment is made pursuant to the terms of the Registered Securities and Bearer Securities); or

                              (ii)  the Company shall authorize the
               granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                              (iii)  of any reclassification of the
               Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stock-holders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                              (iv)  of the involuntary dissolu-
               tion, liquidation or winding up of the Company; or

                              (v)  the Company proposes to take
               any other action which would require an adjustment of the Conversion Price pursuant to the Registered
               Securities and Bearer Securities;

     then the Company shall cause to be filed with the Conversion Agent and at each office or agency maintained for the pur-pose of conversion of Securities a notice setting forth the adjusted Conversion Price and shall cause notice to be given as provided in Section 14.2 hereof except that notice need be given to the Holders once at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record date hereinafter specified, stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants is to be determined, or (y) the date on which a reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for the securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give notice required by this Section 13.5 or any defect therein shall not affect the legality or validity of any dividend, distribution, rights, warrants, reclassification, consolida-tion, merger, sale, transfer, dissolution, liquidation or winding up, or the vote on any such action.

                    SECTION 13.6. Continuation of Conversion Privi-lege in Case of Reclassification, Change, Merger, Consolida-tion or Sale of Assets.

                         (a)  In case of any consolidation with, or
     merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassi-fication, conversion, exchange or cancellation of outstand-ing shares of Common Stock of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, the corporation formed by such con-solidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture to the Indenture providing that the Holder of each Registered Security and Bearer Security shall have the right during the period such Security shall be convertible as specified in the Registered Security and Bearer Securities to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer assuming such holder of Common Stock failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer, and assuming, if such consolidation, merger, sale or transfer is prior to the period such Security shall be convertible, that the Secu-rities were convertible at such time at the initial Conver-sion Price as adjusted pursuant to the terms of the Regis-tered Security and Bearer Securities. Such amendment shall provide for adjustments which, for events subsequent to the effective date of such amendment, shall be as nearly equiva-lent as may be practicable to the adjustments provided for in the Registered Securities and the Bearer Securities. The above provisions of this Section 13.6(a) shall similarly apply to successive consolidations, mergers, sales or trans-fers.

                         (b)  Any Common Stock issued upon conversion
     of a Restricted Security ("Restricted Common Stock") at any time prior to the date which is three years after the Clos-ing Date when a registration statement in respect of such Common Stock is not effective under the Securities Act shall be subject to the restrictions on transfer set forth in
     Section 2.6 hereof to the same extent as the Restricted Securities which were so converted. All shares of Restrict-ed Common Stock shall bear the legend and transfer require-ments set forth on the form of Registered Security set forth as Exhibit A hereto.

                    SECTION 13.7.  Taxes on Conversion.

                    The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

                    SECTION 13.8.  Company to Provide Stock.

                    The Company shall reserve, free from pre-emptive rights, out of its authorized but unissued shares, suffi-cient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obli-gations in respect of the conversion of Securities by deliv-ery of repurchased shares of Common Stock which are held in the treasury of the Company.

                    If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Compa-ny covenants that it will in good faith and as expeditiously as possible use its best efforts to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 13.8 shall be deemed to limit in any way the obligations of the Company provided in this Article XIII.

                    Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

                    The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

                    SECTION 13.9. Disclaimer of Responsibility for Certain Matters.

                    Neither the Trustee, any agent of the Trustee, the Conversion Agent nor any agency appointed by the Company shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the certificate referred to in Section 13.4 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method em-ployed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, any agent of the Trustee, the Conversion Agent nor any agency appointed by the Company shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or deliv-ered upon the conversion of any Security; and neither the Trustee nor the Conversion Agent or any agency appointed by the Company makes any representation with respect thereto. Neither the Trustee, any agent of the Trustee, the Conver-sion Agent nor any agency appointed by the Company shall be responsible for any failure of the Company to issue, regis-ter the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (includ-ing cash) upon the surrender of any Security for the purpose of conversion or, subject to Article VIII hereof, to comply with any of the covenants of the Company contained in this
     Article XIII.

                    SECTION 13.10.  Return of Funds Deposited for
     Redemption of Converted Securities.

                    Any funds which at any time shall have been depos-ited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on, or Additional Amounts with respect to, any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article XIII, shall after such conver-sion be repaid to the Company by the Trustee or such other
     Paying Agent.

                                   ARTICLE XIV

                                  MISCELLANEOUS

                    SECTION 14.1.  TIA Controls.

                    If any provision of this Indenture limits, quali-fies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

                    SECTION 14.2.  Notices.

                    All notices hereunder shall be deemed to have been given when deposited in the mail as first class mail, regis-tered or certified, return receipt requested, postage pre-paid, addressed to any party hereto as follows:

                                                  Address

               The Company..........         Checkpoint Systems, Inc.
                                             101 Wolf Drive
                                             P.O. Box 188
                                             Thorofare, New Jersey
                                             08086
                                             Attn: General Counsel

               The Trustee..........         Chemical Bank
                                             450 West 33rd Street
                                             New York, New York  10001
                                             Attn: Corporate Trustee
                                                   Administration
                                                   Department

                                             Chemical Bank
                                             125 London Wall
                                             London EC2Y 5AJ
                                             England
                                             Attn: Corporate Agency
                                                   Department

               The Paying Agent.....         Chemical Bank
                                             125 London Wall
                                             London EC2Y 5AJ
                                             England
                                             Attn: Global Custody

     or at any other address of which any of the foregoing shall have notified the others in writing.

                    Notices to Holders of the Securities will be given by publication in an Authorized Newspaper in New York City and in London and, for so long as the Securities are listed on the Luxembourg Stock Exchange, in Luxembourg, or, if publication in either London or Luxembourg is not practical, in an Authorized Newspaper in Europe. In addition, notices to Holders of Registered Securities will be given by first-class mail to the addresses of such Holders as they appear in the register maintained by the Trustee on the fifteenth day prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing or, if published in such newspapers on different dates, on the date of the first such publication. The Trustee shall promptly furnish to the Company, the Paying Agent and to each other paying agency of the Company a copy of each notice so published or mailed.

                    SECTION 14.3.  Communications by Holders with
     Other Holders.

                    Securityholders may communicate pursuant to TIA Sec 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA SEC12(c).

                    SECTION 14.4.  Certificate and Opinion as to
     Conditions Precedent.
                    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                         (1)  an Officers' Certificate (in form rea-
     sonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                         (2)  an Opinion of Counsel (in form reason-
     ably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                    SECTION 14.5.  Statements Required in Certificate
     or Opinion.
                    Each certificate or opinion with respect to com-pliance with a condition or covenant provided for in this Indenture shall include:

                         (1)  a statement that the Person making such
     certificate or opinion has read such covenant or condition;

                         (2)  a brief statement as to the nature and
     scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                         (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                    SECTION 14.6.  Rules by Trustee, Paying Agent,
     Registrar.
                    The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                    SECTION 14.7.  Legal Holidays.
                    In any case where the date of maturity of the principal of or interest on (or Additional Amounts, if any, with respect to) the Securities or the date fixed for re-demption of any Security or the last day on which a Security may be converted shall be at any place of payment (or such other act) a day other than a Business Day, then payment of principal or interest (or Additional Amounts, if any), or presentation for conversion, need not be made on such date at such place but may be made on the next succeeding Busi-ness Day at such place of payment (or such other act), with the same force and effect as if made on the date of maturity or the date fixed for redemption or such last day on which a Security may be converted, and no interest shall accrue for the period after such date.

                    SECTION 14.8.  Taxes.
                    The Company will pay all stamp taxes and other similar duties, if any, that may be imposed by the United States of America or the United Kingdom, or any state or political subdivision thereof or taxing authority therein, with respect to the execution or delivery of this Indenture, or the issuance of the Regulation S Global Security, or the exchange from time to time of the Regulation S Global Secu-rity for Registered Securities or Bearer Securities, or with respect to the issue or delivery of shares of Common Stock on conversion of Securities; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid; and further provided, that the Compa-ny shall not be required to pay any tax or duty that may be payable in respect of any accrued interest paid in connec-tion with the conversion of the Securities.

                    SECTION 14.9.  Governing Law.

                    THIS INDENTURE AND THE SECURITIES SHALL BE GOV-ERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PER-FORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK
     STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY
     OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCON-DITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE
     COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH
     IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF
     ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH
     COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVE-NIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDIC-TION.

                    SECTION 14.10.  Agent for Service of Process.

                    As long as any of the Securities or Coupons remain outstanding, the Company will at all times have an autho-rized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Security or any Coupons appertaining thereto. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints the Trustee as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at the office of the Trustee at 450 West 33rd Street, New York, New York
     10001, U.S.A., Attention: Corporate Trust Department (or such other address in the City of New York, as may be the Principal Corporate Trust Office of the Trustee in New
     York), unless and until the Company shall designate another agent for such purpose by written notice to the Trustee. If the Trustee receives any such service of process, it shall promptly notify the Company of such service.

                    SECTION 14.11.  No Adverse Interpretation of Other
     Agreements.

                    This Indenture may not be used to interpret anoth-er indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                    SECTION 14.12.  No Recourse Against Others.

                    No direct or indirect partner, employee, stock-holder, director or officer, as such, past, present or future of the Company or any successor corporation, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture by reason of his, her or its status as such partner, stockholder, em-ployee, director or officer. Each Securityholder by accept-ing a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

                    SECTION 14.13.  Successors.

                    All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                    SECTION 14.14.  Duplicate Originals.

                    All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or coun-terpart shall be an original, but all of them together shall represent the same agreement.

                    SECTION 14.15.  Severability.

                    In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, ille-gal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforce-able to the full extent permitted by law.

                    SECTION 14.16. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and
     headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                    SECTION 14.17.  Qualification of Indenture.
                    The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                    SECTION 14.18.  Registration Rights.

                    Certain Holders of the Securities are entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration
     Rights Agreement.


                                   SIGNATURES

                    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                   CHECKPOINT SYSTEMS, INC., a
                                     Pennsylvania corporation

     [Seal]

                                   By: /s/Jeffrey A. Reinhold
                                       Name:  Jeffrey A. Reinhold
                                       Title: Vice President



     Attest:   Mitchell Codkind
                    Assistant Secretary


     CHEMICAL BANK, a New York corporation, as Trustee

                              [Seal]




                                   By: /s/R. Lorenzen
                                       Name:  R. Lorenzen
                                       Title: Senior Trust Officer





     Attest:   David G. Safer
               Trust Officer

                             EXHIBIT A
                  (FORM OF FACE OF REGISTERED SECURITY)

           Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER
     THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY
     THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY,
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFEC-TIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE RE-QUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A TRANSACTION ARRANGED BY A BROKER OR DEALER REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF SUBPARA-GRAPHS (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT) THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED

     TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RE-STRICTIONS SET FORTH IN (II) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF THIS SECURITY IS PROPOSED TO BE MADE PURSUANT TO CLAUSE II(E) ABOVE PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D), (E) AND
     (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO IT IN FORM AND SUBSTANCE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                      CHECKPOINT SYSTEMS, IN C.
              (Incorporated in the State of Pennsylvania)

            5 1/4% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2005

            CUSIP No.            [for Rule 144A Securities]
          CUSIP No.              [for  Registered Regulation S Securities]

     No. R[l][2][3]-                                   U.S.$


               Checkpoint Systems, Inc., a corporation duly incorporated and existing under the laws of the State of Pennsylvania (the "Company"), for value received, hereby promises to pay to
             , or registered assigns, the principal sum of United States Dollars on November 1, 2005 upon presentation and surrender hereof and to pay interest thereon, from October 24, 1995 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on May 1 and November 1 in each year (each an "Interest Payment Date"), commencing May 1, 1996, at the rate of 5 1/4% per annum until the principal hereof is paid or made available for payment. Interest hereon shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the person in whose name this Security is registered at the close of business on the Interest Record Date for such interest payment, which shall be October 15 or April 15 (whether or not a Business Day) next preceding such Interest Payment Date. To the extent lawful, the Company shall pay interest on overdue principal and overdue installments of interest at the rate borne by this Security, compounded semi-annually. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Interest Record Date and, together with Defaulted Interest relating thereto, may be paid at any time in any lawful manner, all as more fully provided in the Indenture. Payment of interest on this Security shall be made by United States dollar check (or in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts) drawn on a bank in the City of New York and mailed to the person entitled thereto at his address as it shall appear in the Security Register, or (if arrangements satisfactory to the Company and the Trustee (as defined on the reverse hereof) are made) by wire transfer to a United States dollar account maintained by the payee with a bank in the City of New York; provided, however, that if such mailing is not possible and no such application shall have been made, payment of interest shall be made at the principal corporate trust office of the Trustee, or such other office or agency of the Company as may be designated for such purpose in the City of New York, in United States currency.

               Reference is hereby made to the further provisions of this Security set forth under Terms and Conditions of the Securities on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Security shall not become valid or enforceable for any purpose unless and until the certificate of authentication hereon shall have been manually signed by a duly authorized officer of the Trustee.
               IN WITNESS WHEREOF, the Company has caused this Security to be duly executed in its corporate name and under its corporate seal by the manual or facsimile signature of a duly authorized signatory.

     Dated:

                                             CHECKPOINT SYSTEMS, INC.

     [Corporate Seal]

                              By:
                                    Name:
                                    Title:

     Attest:

                    CERTIFICATE OF AUTHENTICATION

               This is one of the Securities described in the within-mentioned Indenture.

                              CHEMICAL BANK
                                  as Trustee

                              By:
                                          Authorized Officer


          Dated:

                   (FORM OF FACE OF BEARER SECURITY)

          ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

                          CHECKPOINT SYSTEMS, INC.
                 (Incorporated in the State of Pennsylvania)
             5 1/4% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2005
        No. B-                                              U.S.$

               Checkpoint Systems, Inc., a corporation duly incorporated and existing under the laws of the State of Pennsylvania (the "Company"), for value received, hereby promises to pay to bearer upon presentation and surrender of this Security the principal sum of
                     Thousand United States Dollars on November 1, 2005 upon presentation and surrender hereof and to pay interest thereon, from October 24, 1995, semiannually in arrears on May 1 and November 1 in each year (each an Interest Payment Date"), commencing May 1, 1996, at the rate of 5 1/4% per annum until the principal hereof is paid or made available for payment. Interest hereon shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. To the extent lawful, the Company shall pay interest on overdue principal and overdue installments of interest of the rate borne by this Security, compounded semi-annually. Payments in respect of this Security shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture (as defined on the reverse hereof)) to terminate the appointment of any paying agency, at the London office of Chemical Bank located at 125 London Wall, London EC2Y 5AJ, England, or Banque Internationale a Luxembourg S.A., 69, route d'Esch, L-1470 Luxembourg, or at such other offices or agencies outside the United States of America, its territories or its possessions as the Company may designate, by United States dollar check drawn on a bank in the City of New York, or (if arrangements satisfactory to the Company and the Trustee (as defined on the reverse hereof) are made) by wire transfer to a United States dollar account maintained by the Holder at a bank outside the United States, its territories and its possessions. Interest on this Security shall be paid only at an office or agency located outside the United States, its territories or its possessions and, in the case of interest due on or before maturity, only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature. No payment on this Security or any coupon will be made at the principal corporate trust office of the Trustee or any other paying agency maintained by the Company in the United States, nor will any payment be made by transfer to an account in, or by mail to an address in, the United States, except as may be permitted by United States tax laws and regulations in effect at the time of such payment without detriment to the Company. Notwithstanding the foregoing, payment of this Security and coupons may be made at the office of the Trustee in the City of New York if full payment at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

               Reference is hereby made to the further provisions of this Security set forth under Terms and Conditions of the Securities on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Neither this Security nor any of the coupons attached hereto shall become valid or enforceable for any purpose unless and until the certificate of authentication hereon shall have been manually signed by a duly authorized officer of the Trustee.
                    IN WITNESS WHEREOF, the Company has caused this Security to be duly executed in its corporate name and under its corporate seal by the manual or facsimile signature of a duly authorized officer and coupons bearing the facsimile signature of a duly authorized signatory to be annexed hereto.

     Dated: _________ __, 1995

                              CHECKPOINT SYSTEMS, INC.

     [Corporate Seal]

                              By:
                                    Name:
                                    Title:

     Attest:




     CERTIFICATE OF AUTHENTICATION

               This is one of the Securities described in the within-mentioned Indenture.

                              CHEMICAL BANK
                                 as Trustee


                              By:
                                          Authorized Officer


          Dated:

              (FORM OF FACE OF COUPON ON BEARER SECURITIES)

               ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

                            CHECKPOINT SYSTEMS, INC.
                 (Incorporated in the State of Pennsylvania)
             5 1/4% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2005
                               No.
                               U.S.$
                                             Due
               Unless the Bearer Security to which this coupon appertains shall have been called for redemption prior to the due date hereof and payment thereof duly provided for or shall have been converted, Checkpoint Systems, Inc. (herein called the "Company") shall, subject to and in accordance with the terms and conditions of the Bearer Security and the Indenture dated as of October 24, 1995 between the Company and Chemical Bank, as Trustee, pay to the bearer, on the date set forth herein upon surrender hereof, the amount shown hereon (together with any Additional Amounts in respect thereof which the Company may be required to pay according to the terms of said Bearer Security) at the paying agencies set out on the reverse hereof or at such other places outside the United States of America, its territories and its possessions as the Company may determine from time to time, by United States dollar check (or in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts) drawn on a bank in the City of New York, or (if arrangements satisfactory to the Company and the Trustee are made) wire transfer to a United States dollar account maintained by the bearer at a bank outside the United States of America, its territories and its possessions, being one-half year's interest then payable on said Bearer Security.
                                   CHECKPOINT SYSTEMS, INC.
                                   By:
                                        Name:
                                        Title:
     Attest:
                        [Reverse of Coupon]
     Chemical Bank                      Banque Internationale a
     Corporate Agency Department                  Luxembourg S.A.
     125 London Wall                         69, route d'Esch
     London EC2Y 5AJ                         L-1470 Luxembourg
     England

             (FORM OF REVERSE OF REGISTERED AND BEARER SECURITIES)
                    Terms and Conditions of the Securities
          1.   General.
               (a) This Security is one of a duly authorized issue of securities of the Company designated as its 5 1/4% Convertible Subordinated Debentures due 2005 (herein called the Securities"), limited in aggregate principal amount to U.S.$120,000,000. The Company issued the Securities under an Indenture, dated as of October 24, 1995 (the "Indenture"), between the Company and Chemical Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company.

               (b) The Securities are issuable as bearer securities (the "Bearer Securities"), with interest Coupons attached, in the denominations of U.S.$1,000 and U.S.$10,000, and as registered securities (the "Registered Securities"), without coupons, in denominations of U.S.$1,000 and integral multiples thereof. The Registered Securities, and transfers thereof, shall be registered as provided in the Indenture. The holder of any Bearer Security or any Coupon and the registered holder of a Registered Security shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes, except as provided in the Indenture, as the absolute owner of such Security or Coupon, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon.

          2. Additional Amounts. The Company will pay, as additional interest ("Additional Amounts"), to the Holder of this Security or of any Coupon appertaining hereto who is a United States Alien (as defined below) such amounts as may be necessary in order that every net payment of the principal of and premium, if any, and interest on this Security, after withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the interest provided herein or any Coupon appertaining hereto to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

               (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or stockholder of, or a person holding a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, stockholder or person holding a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, (ii) such Holder's present or former status as a personal holding company, foreign personal holding company, passive foreign investment company, foreign private foundation or other foreign tax-exempt entity or controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States Federal income tax, or (iii) such Holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

               (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security or any Coupon appertaining hereto for payment on a date more than 10 days after the date on which such payment became due and payable or on the date on which payment thereof is duly provided, whichever occurs later;

               (c) any estate, inheritance, gift, sales, transfer or personal or intangible property tax or any similar tax, assessment or other governmental charge;

               (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or present or former connection with the United States of the Holder or beneficial owner of such Security or any related Coupon if such compliance is required by statute, regulation or ruling of the United States or any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

               (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of and premium, if any, or interest on this Security;

               (f) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; or

               (g) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on any Security or interest on any Coupon appertaining thereto if such payment can be made without such withholding by any other paying agent;

     nor shall Additional Amounts be paid with respect to any payment of the principal of or premium, if any, or interest on this Security (or cash in lieu of issuance of shares of Common Stock upon conversion) to a person other than the sole beneficial owner of such payment or that is a partnership or fiduciary to the extent such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary would not have been entitled to the payment of Additional Amounts had such beneficial owner, member, beneficiary or settlor been the holder of this Security or any Coupon appertaining hereto.

               The term "United States Alien" means any person who, for United States Federal income tax purposes, is (i) a foreign corporation,
     (ii) a foreign partnership one or more of the members of which are, for United States federal income tax purposes, foreign corporations, non-resident alien individuals or a non-resident alien fiduciaries of a foreign estate or trust, (iii) a non-resident alien individual or (iv) a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the several States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

               Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

               Whenever any Additional Amounts are to be paid on the Securities, the Company will give notice to the Trustee, the Paying Agent and any paying agency of the Company, all as provided in the Indenture.

          3.   Redemption.
               (a) The Company, at its option, may redeem the Securities, in whole or in part (but if in part, in aggregate principal amounts of no less than $1,000), at any time or times on and after November 10, 1998, upon notice as hereinafter prescribed, at a redemption price equal to 103% of their principal amount if redeemed during the period commencing November 10, 1998 up to and including October 31, 1999, 102% of their principal amount if redeemed during the 12-month period commencing November 1, 1999, 101% of their principal amount if redeemed during the 12-month period commencing November 1, 2000, and 100% of their principal amount if redeemed on or after November 1, 2001, in each case together with accrued and unpaid interest to the date fixed for redemption. If fewer than all of the then outstanding Securities are to be redeemed, the Securities to be redeemed will be selected by the Trustee not more than 75 days prior to the date fixed for redemption, by such method as the Trustee shall deem fair and appropriate. Provisions of this Security that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

               (b) If, at any time, the Company shall determine that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official application or interpretation of such laws, regulations or rulings which change or amendment becomes effective on or after October 17, 1995 the Company has or will become obligated to pay to the holder of any Security or Coupon Additional Amounts and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its election exercised at any time when such conditions continue to exist, redeem such Securities as a whole but not in part, upon notice as hereinafter prescribed, at a redemption price equal to 100% of the principal amount, together with accrued interest, if any, to the date fixed for redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of such Securities then due; and provided further, that at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

               Prior to any redemption of the Securities pursuant to the preceding paragraph, the Company shall provide the Trustee with one or more certificates (signed by the President or any Vice President and the Treasurer or the Secretary) of the Company on which the Trustee may conclusively rely to the effect that the Company is entitled to redeem such Securities pursuant to such paragraph and that the conditions precedent to the right of the Company to redeem such Securities pursuant to such paragraph have occurred and a written Opinion of Counsel (who may be an employee of the Company) stating that all legal conditions precedent to the right of the Company to redeem such Securities pursuant to such paragraph have occurred.

               (c) The Company shall, except as set forth in the next succeeding paragraph, redeem the Bearer Securities as a whole but not in part, upon notice as hereinafter prescribed, at 100% of their principal amount, together with interest accrued and unpaid to the date fixed for redemption, less applicable withholding taxes, if any, plus any applicable Additional Amounts payable, after the Company determines, based on a written Opinion of Counsel, that any certification, identification or information reporting requirement of any present or future United States law or regulation with regard to the nationality, residence or identity of a beneficial owner of a Bearer Security or a Coupon appertaining thereto who is a United States Alien would be applicable to a payment of principal of or interest on a Bearer Security or a Coupon appertaining thereto made outside the United States by the Company or a paying agent (other than a requirement (a) which would not be applicable to a payment made by the Company or any one of its paying agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) which could be satisfied by the Holder, custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided, however, in each case referred to in clauses (a)(ii) and (b) payment by such custodian, nominee or agent of the beneficial owner is not otherwise subject to any requirement referred to in this sentence). The Company shall make such determination and will notify the Trustee thereof in writing as soon as practicable, stating in the notice the effective date of such certification, identification, or information reporting requirement and the dates within which the redemption shall occur, and the Trustee shall give prompt notice thereof in accordance with the Indenture. The Company shall determine the Redemption Date by notice to the Trustee at least 75 days before the Redemption Date, unless shorter notice is acceptable to the Trustee. Such redemption of the Securities must take place on such date, not later than one year after the publication of the initial notice of the Company's determination of the existence of such certification, identification or information reporting requirement. The Company shall not so redeem the Bearer Securities, however, if the Company shall, based on a subsequent event, determine, based on a written Opinion of Counsel, not less than 30 days prior to the date fixed for redemption, that no such payment would be subject to any requirement described above, in which case the Company shall notify the Trustee, which shall give prompt notice of that determination in accordance with the Indenture and any earlier redemption notice shall thereupon be revoked and of no further effect.

               Notwithstanding the preceding paragraph, if and so long as the certification, identification or information reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of United States withholding, backup withholding or similar taxes, the Company may elect, prior to the giving of the notice of redemption, to have the provisions of this paragraph apply in lieu of the provisions of the preceding paragraph. In that event, the Company will pay such Additional Amounts (without regard to Section 2 hereof) as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by the Company or a paying agent of the principal of and interest on a Bearer Security or a Coupon appertaining thereto to a Holder who is a United States Alien (without regard to a certification, identification or information reporting requirement as to the nationality, residence or identity of such Holder), after deduction for United States withholding, backup withholding or similar taxes (other than withholding, backup withholding or similar taxes (i) which would not be applicable in the circumstances referred to in the parenthetical clauses of the first sentence of the next preceding paragraph or (ii) are imposed as a result of presentation of such Bearer Security or Coupon for payment more than 10 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever is later), will not be less than the amount provided in the Bearer Security or the Coupon to be then due and payable. If the Company elects to pay such Additional Amounts and as long as it is obligated to pay such Additional Amounts, the Company may subsequently redeem the Bearer Securities, at any time, in whole but not in part, upon not more than 60 days nor less than 30 days notice, given as hereinafter prescribed, at 100% of their principal amount, plus accrued interest to the date fixed for redemption and Additional Amounts, if any.

               (d) If there shall occur a Change of Control (as defined in the Indenture) with respect to the Company, then the Holder of this Security shall have the right, at such Holder's option, exercised in accordance with this Section 3(d), to require the Company to purchase this Security, in whole but not in part, on the Holder Redemption Date at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Holder Redemption Date.

               Notwithstanding the fact that a Security is called for redemption by the Company otherwise than pursuant to this Section 3(d), each Holder of a Security desiring to exercise the option for redemption set forth in this Section 3(d) shall, as a condition to such redemption, on or before the close of business on the fifth Business Day prior to the Holder Redemption Date, surrender the Security to be redeemed (together with all unmatured Coupons, if applicable), in whole but not in part, together with the Redemption Notice hereon duly executed at the place or places specified in the notice required by Section 3(e) and otherwise comply with the provisions of Section 3(f). A Holder of a Security who has tendered a Redemption Notice (i) will be entitled to revoke its election by delivering a written notice of such revocation together with the Holder's non-transferable receipt for such Security to the office or agency of the Company designated as the place for the payment of the Securities to be so redeemed on or before the Holder Redemption Date and (ii) will retain the right to convert its Securities into shares of Common Stock of the Company on or before the close of business on the fifth day (or if such day is not a Business Day, on the next succeeding Business Day) next preceding the Holder Redemption Date.

               In connection with any repurchase of Securities pursuant to this Section 3(d), the Company will comply with any applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission and nothing herein, including the time periods in which redemption is to occur, shall require the Company to take action which violates such applicable rules and regulations.

               (e) Notice of any redemption or notice in connection with a Change of Control will be given in accordance with Section 3.1 of the Indenture.

               (f)  If (i) notice of redemption has been given in the
     manner set forth in Section 3.1 of the Indenture with respect to Securities to be redeemed at the option of the Company, or (ii) notice of redemption has been given by the Holder of a Security to be redeemed pursuant to Section 3(d) hereof, the Securities so to be redeemed shall become due and payable on the applicable Redemption Date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in the notice given by the Company with respect to such redemption, together in the case of Bearer Securities with all appurtenant Coupons, if any, maturing subsequent to the Redemption Date, the Securities shall be paid and redeemed by the Company, at the places and in the manner and currency herein specified and at the Redemption Price together with accrued interest, if any, to the Redemption Date; provided, however, that interest due in respect of Coupons maturing on or prior to the Redemption Date shall be payable only upon the presentation and surrender of such Coupons (at an office or agency located outside of the United States of America). If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Security may be paid after deducting from the amount otherwise payable an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if they are furnished with such security or indemnity as they may require to save each of them and each other paying agency of
     the Company harmless.    From and after the Redemption Date, if monies
     for the redemption of Securities shall have been available at the principal corporate trust office of the Trustee for redemption on the Redemption Date, the Securities shall cease to bear interest, the Coupons for interest appertaining to Bearer Securities maturing subsequent to the Redemption Date shall be void, and the only right of the holders of such Securities shall be to receive payment of the Redemption Price together with accrued interest to the Redemption Date. If monies for the redemption of the Securities are not made available by the Company for payment until after the Redemption Date, the Securities shall not cease to bear interest until such monies have been so made available.

          4.   Conversion.

               (a) Subject to and upon compliance with the provisions of the Indenture, a holder of Securities is entitled, at its option, at any time on and after the Exchange Date and prior to the close of business on November 1, 2005 to convert such Security (or any portion of the principal amount thereof which is U.S.$1,000 or an integral multiple thereof), at the principal amount thereof, or of such portion, into fully paid and nonassessable shares ("Conversion Shares") of common stock, par value $.10 per share ("Common Stock"), of the Company (calculated as to each conversion to the nearest 1/1000 of a share) at a Conversion Price equal to U.S.$36.75 aggregate principal amount of Securities for each Conversion Share (the "Conversion Price") (or at the current adjusted Conversion Price if an adjustment has been made as provided herein) by surrender of the Security, together with (i) if a Bearer Security, all unmatured Coupons and any matured Coupons in default appertaining thereto, or (ii) if a Registered Security (if so required by the Company or the Trustee), instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the registered holder or by his duly authorized attorney, and, in either case, (iii) the Conversion Notice hereon duly executed (x) at the principal corporate trust office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the City of New York, or (y) subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any such conversion agency, at the London office of Chemical Bank located at 125 London Wall, London EC2Y 5AJ, England, and Banque Internationale Luxembourg S.A., 69, route d'Esch, L1470 Luxembourg, or at such other offices or agencies as the Company may designate; provided, however, that if any Security or a portion thereof is called for redemption by the Company, or the holder thereof elects to have such Security redeemed in whole by the Company pursuant to Section 3(d) hereof, then in respect of such Security (or, in the case of partial redemption by the Company, such portion thereof) the right to convert such Security (or, in the case of partial redemption by the Company, such portion thereof) shall expire (unless the Company defaults in making the payment due upon redemption) at the close of business on the fifth day (or if such date is not a Business Day, on the next succeeding Business Day) next preceding the Redemption Date or the Holder Redemption Date (unless in the latter case the holder shall have first revoked his redemption election in accordance with Section 3(d) hereof).

               (b) In the case of any Registered Security which is converted after any Interest Record Date and on or prior to the next succeeding Interest Payment Date, interest that is payable on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the person in whose name that Registered Security is registered at the close of business on such Interest Record Date. Except as otherwise provided in the immediately preceding sentence, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends or distributions on the Conversion Shares issued upon conversion. Registered Securities surrendered for conversion during the period after the close of business on any Interest Record Date next preceding any Interest Payment Date to the close of business on such Interest Payment Date shall (except in the case of Registered Securities or portions thereof which are called for redemption on a Redemption Date within such period) be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. No fractions of shares or scrip representing fractions of shares will be issued or delivered on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture.

               (c) (i) In case at any time the Company shall pay or make a stock dividend or other distribution on any class of equity securities of the Company in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; and in the event that such dividend or other distribution is not so made, or is made in part, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect (i) if such record date has not been fixed or (ii) based on the actual number of shares actually issued, as the case may be.

               (ii) In case at any time the Company shall (A) subdivide its outstanding shares of Common Stock into a greater number of shares,
     (B) combine its outstanding shares of Common Stock into a smaller number of shares, or (C) issue by reclassification of its shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of capital stock, the Conversion Price in effect at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Security surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares which, if such Security had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall become effective immediately after the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (iii) In case at any time the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock on such record date, the Conversion Price in effect at the opening of business on the day following such record date shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price per share of Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such record date; provided, however, that no adjustment to the Conversion Price shall be made pursuant to this Section 4(c)(iii) if the holders of Securities receive, or are entitled to receive upon conversion or otherwise, the same rights or warrants as are issued to the holders of Common Stock, on the same terms and conditions as such rights or warrants are so issued to the holders of Common Stock. Such reduction shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, or are issued in part, or are issued but all or part of which expire unexercised, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect (i) if such record date had not been fixed or (ii) based on the actual number of rights or warrants actually issued, as the case may be.

               (iv) In case at any time the Company shall fix a record date for the making of a distribution, by dividend or otherwise, to all holders of its shares of Common Stock, of evidences of its indebtedness or assets (including securities, but excluding (x) any dividend or distribution referred to in paragraph (i) of this subsection (c) and any rights or warrants referred to in paragraph (iii) of this subsection
     (c), and (y) any dividend, return of capital or distribution paid in cash out of the retained earnings of the Company), then in each such case the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Trustee) of the portion of the assets or evidences of indebtedness so to be distributed, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by such Current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date has not been fixed.

               (v) The Company may make such adjustments in the Conversion Price, in addition to those required by paragraphs (i), (ii),
     (iii) and (iv) of this section, as it considers to be advisable in order that any event treated for United States Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

               (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least U.S. $.25 in such Conversion Price; provided, however, that any adjustment which by reason of this paragraph (vi) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (c) shall be made to the nearest cent or to the nearest 1/1000 of a share, as the case may be.

               (d) Whenever the Conversion Price is adjusted and in the event of certain other corporate actions, as herein provided, the Company shall give notice, all as provided in the Indenture.

               (e) The Company shall use its reasonable best efforts to cause all registrations with, and to obtain any approvals by, any governmental authority under any Federal or state law of the United States that may be required before the Conversion Shares (or other securities issuable upon conversion of the Securities) may be lawfully issued or transferred and delivered

          5.   Transfer and Exchange of Securities.
               (a) Title to Bearer Securities and coupons shall pass by delivery. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable on the Security Register upon surrender of a Registered Security for registration of transfer at the office or agency of the Trustee in the City of New York, or, subject to applicable laws and regulations, at the office of the paying agency in Luxembourg, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
               (b) As provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities (with all unmatured Coupons appertaining thereto) are exchangeable at, subject to applicable laws and regulations, the offices of the paying agencies in London and Luxembourg or as designated by the Company for such purpose pursuant to the Indenture, for an equal aggregate principal amount of Registered Securities and/or Bearer Securities of authorized denominations, and Registered Securities are exchangeable at the principal corporate trust office of the Trustee in the City of New York or, subject to applicable laws and regulations, the offices of the paying agencies in London and Luxembourg or as designated by the Company for such purpose pursuant to the Indenture, for an equal aggregate principal amount of Registered Securities of authorized denominations as requested by the Holder surrendering the same. Registered Securities will not be exchangeable for Bearer Securities. The Company shall not be required (a) to exchange Bearer Securities for Registered Securities during the period between the close of business on any Interest Record Date and the opening of business on the next succeeding Interest Payment Date, (b) to exchange any Bearer Security (or portion thereof) for a Registered Security if the Company shall determine and inform the Trustee in writing that, as a result thereof, the Company may incur adverse consequences under the Federal income tax laws and regulations (including proposed regulations) of the United States in effect or proposed at the time of such exchange, or (c) in the event of a redemption in part, (i) to register the transfer of Registered Securities or to exchange Bearer Securities for Registered Securities during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption; (ii) to register the transfer of or exchange any such Registered Securities, or portion thereof, called for redemption; or
     (iii) to exchange any such Bearer Securities called for redemption; provided, however, that a Bearer Security called for redemption may be exchanged for a Registered Security which is simultaneously surrendered, with written instruction for payment on the Redemption Date, unless the Redemption Date is during the period between the close of business on any Interest Record Date and the close of business on the next succeeding Interest Payment Date, in which case such exchange may only be made prior to the close of business on the Interest Record Date immediately preceding the Redemption Date. The Company also shall not be required to exchange Securities if, as a result thereof, the Company would incur adverse consequences under United States Federal income tax laws in effect at the time of such exchange. In the event of redemption or conversion of a Registered Security in part only, a new Registered Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the holder thereof.

               (c) The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expenses of delivery (if any) by other than regular mail and except, if the Company shall so require, the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto, will be borne by the Company.

               (d) The Company has initially appointed the Trustee as registrar, transfer agent, paying agent and conversion agent acting through the Trustee's principal corporate trust office in the City of New York and its agents in London. The Company has also initially appointed Banque Internationale Luxembourg S.A. as a transfer agent, paying agent and conversion agent. The Company may at any time terminate the appointment of the registrar and such agents and appoint additional or other registrars and agents or approve any change in an office through which the registrar or any agent acts; provided that, until all of the Securities have been delivered to the Trustee for cancellation, or monies sufficient to pay the Securities have been made available for payment and either paid or returned to the Company as provided in the Securities and the Indenture, the Company will maintain a paying agent and a conversion agent (i) in the City of New York in the United States for the payment of the principal and interest on Registered Securities and for the surrender of Securities for conversion or redemption and (ii) in a European city that, so long as the Securities are listed on the Luxembourg Stock Exchange and such exchange shall so require, shall be Luxembourg, for the payment of the principal and interest on Securities and for the surrender of Securities for conversion or redemption.

          6.   Meetings of Holders.

               A meeting of holders of Securities may be called at any time and from time to time in the manner and for the purposes set forth in the Indenture.

               The Trustee may at any time call a meeting of holders of the Securities to be held at such time and at such place in any of such designated locations as the Trustee shall determine. Notice of every meeting of holders shall be made as specified in the Indenture.

          7.   Amendment; Supplement; Waiver.

               Subject to certain exceptions, the Indenture or the Securi-ties may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

          8.   Subordination
               Payment of principal, premium, if any, interest on and Additional Amounts with respect to the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

          9.   Successors.
               Except as otherwise provided in the Indenture, when a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

          10.  Defaults and Remedies.
               If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization in which events all principal, accrued interest and Additional Amounts, if any, with respect to the Securities will be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect pro-vided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, interest or Additional Amounts), if it determines that withholding notice is in their interest.

          11.  No Recourse Against Others.
               No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his, her or its status as such stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          12. Non-Business Days. In any case where the date of maturity of the principal of or interest on (or Additional Amounts, if any) the Securities or the date fixed for redemption of any Security shall be at any place of payment a day other than a Business Day, then payment of principal or interest (or Additional Amounts, if any) need not be made on such date at such place but may be made on the next succeeding Business Day at such place of payment, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

          13. Notices. All notices to the Holders of Securities will be published on a Business Day in Authorized Newspapers in the City of New York and in London, and, as long as the Securities are listed on the Luxembourg Stock Exchange, in an Authorized Newspaper in Luxembourg or, if either publication in London or Luxembourg is not practical, in an Authorized Newspaper in any country in Europe. Notices shall be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the first such publication. A copy of each notice will be mailed by the Trustee, on behalf of and at the expense of the Company, by first-class mail to each holder of a Registered Security at the registered address of such holder as the same shall appear in the Security Register on the day fifteen days prior to such mailing. The Trustee shall promptly furnish to the Company, the Paying Agent and to each other paying agency of the Company a copy of each notice so published or mailed.

          14.  Governing Law.

               (a) The Indenture, this Security and any coupons appertaining hereto shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

               (b) The Company has appointed the Trustee as its agent upon whom process may be served in any legal action or proceeding relating to or arising out of this Security, the Indenture or any Coupon appertaining hereto.

          15. Authentication. This Security and any Coupon appertaining thereto shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

          16. Warranty of the Issuer. Subject to Section 15 hereof, the Company hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security and any coupons appertaining thereto, and to constitute the same legal, valid and binding obligations of the Company enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

          17.  Status as United States Real Property Holding Corporation.
     To the best of its knowledge, as of the date of the issuance of this Security, the Company is not a "United States real property holding corporation" as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). A non-United States person disposing of this Security may request from the Company a statement as to whether this Security constitutes a "United States real property interest" (as defined in Code Section 897(c)(1)) as of the date of disposition. It may be necessary to obtain a statement that this Security does not constitute a "United States real property interest" prior to the time that a tax return would otherwise be required to be filed with the Internal Revenue Service with respect to such disposition in order to avoid a withholding tax on such disposition. If, at any time while this Security is outstanding, the Company determines that it is at such time a "United States real property holding corporation", it shall provide notice of such determination in accordance with the provisions of Section 13 hereof. The Holder of this Security can contact the Company at 101 Wolff Drive, P.O. Box 188, Thorofare, New Jersey 08086 to obtain information as to the United States income tax consequences of the classification of the Company as a "United States real property holding corporation."

          18.  Abbreviations and Defined Terms.

               Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19.  CUSIP Numbers.

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          20.  Additional Rights of Holders of Restricted Securities.

               In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

          21. Accounting Terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles as applied in the United States.

          22. Descriptive Headings. The descriptive headings appearing herein are for convenience of reference only and shall not alter, limit or define the provisions hereof.

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Request may be made to:

                    Checkpoint Systems, Inc.
                    101 Wolf Drive
                    P.O. Box 188
                    Thorofare, New Jersey  08086
                    Attention:  Secretary

                       TRANSFER NOTICE

     FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfers) unto


     whose taxpayer identification number is                 and whose address
     including postal/zip code is

     the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney-in-fact to transfer said Security on the books of the Company with full power of substitution in the premises.

          Only if a Restricted Security:

          In connection with the transfer of this Security, the undersigned certifies that:

          (Check one)

                              (a)  This Security is being transferred
                                   to a  qualified institutional buyer"
                                   (as defined in Rule 144A under the
                                   Securities Act of 1933) in
                                   compliance with the exemption from
                                   registration under the Securities
                                   Act of 1933 provided by Rule 144A.

                              (b)  This Security is being transferred
                                   in an Offshore Transaction (as
                                   defined in Regulation S under the
                                   Securities Act of 1933) in
                                   compliance with the exemption from
                                   registration under the Securities
                                   Act of 1933 provided by Regulation
                                   S.

                              (c)  This Security is being transferred
                                   in a transaction arranged by a
                                   broker or dealer registered under
                                   the Securities Exchange Act of 1934
                                   to an institutional "accredited
                                   investor" (within the meaning of
                                   Rule 501(a)(1), (2), (3) or (7)
                                   under the Securities Act of 1933) in
                                   a transaction not involving any
                                   general solicitation or general
                                   advertising and in connection with
                                   which transfer the Company has
                                   received, if it has so requested, an
                                   opinion of counsel (satisfactory to
                                   it in form and substance) to the
                                   effect that the transfer is being
                                   made pursuant to an exemption from
                                   the registration requirements of the
                                   Securities Act of 1933.

                              (d)  This Security is being transferred
                                   to Checkpoint Systems, Inc.

                              (e)  Transfer other than those above in
                                   connection with which the Company
                                   has received an opinion of counsel
                                   (satisfactory to it in form and
                                   substance) to the effect that the
                                   transfer is being made pursuant to
                                   an exemption from, or in a
                                   transaction not subject to, the
                                   registration requirements of  the
                                   Securities Act of 1933.

                              (f)  This Security is being exchanged for
                                   a beneficial interest in the Rule
                                   144A Global Security and the
                                   undersigned is a "qualified
                                   institutional buyer" (as defined in
                                   Rule 144A under the Securities  Act
                                   of 1933).


     Dated:                             Name:

                                        By:

                                        Title:

                              NOTICE:   The signature of the Holder to
                              this assignment must correspond with the name as written upon the face of the within instrument in every particular, without enlargement or any change whatsoever.

                              SIGNATURE GUARANTEED

          TO BE COMPLETED BY A BROKER OR DEALER IF (c) ABOVE IS CHECKED:

          The undersigned represents and warrants that (i) it is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, (ii) each person which will become a beneficial owner of this Security upon transfer is an institutional investor which is an accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933); (iii) no general solicitation or general advertising was made or used by it in connection with the offer and sale of this Security to such person(s); and (iv) each such person has been notified that this Security has not been registered under the Securities Act of 1933 and is subject to the restrictions on transfer of the Security set forth herein and in the Indenture.

     Dated:

                                   By:


          IF NONE OF THE FOREGOING BOXES IS CHECKED, THE TRUSTEE SHALL NOT
     BE OBLIGATED TO REGISTER THE TRANSFER OF THIS SECURITY UNLESS AND UNTIL THE CONDITIONS TO ANY SUCH TRANSFER OF REGISTRATION SET FORTH HEREIN, ON THE FACE HEREOF AND IN THE INDENTURE SHALL HAVE BEEN SATISFIED.

                           CONVERSION NOTICE

     If (i) Registered Security of denomination U.S. $1,000 or (ii) Bearer Security of denomination U.S. $1,000:

          The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security into shares of Common Stock of Checkpoint Systems, Inc. in accordance with the terms of this Security and directs that such shares be registered in the name of and delivered, together with a check in payment for any fractional share, to the undersigned unless a different name has been indicated below. If shares are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     Dated:

                                        Signature
                                        MUST BE GUARANTEED IF STOCK IS
                                        TO BE ISSUED IN A NAME OTHER
                                        THAN THE REGISTERED HOLDER OF
                                        THE SECURITY

     If shares are to be registered in the name of and delivered to a person other than the holder, please print such person's name and address and, if this is a Restricted Security, complete Transfer Notice:

                                             HOLDER

                                        Please print name and address
                                        of holder:

                          CONVERSION NOTICE

     If (i) Registered Security of denomination greater than U.S. $1,000 or
     (ii) Bearer Security of denomination U.S. $10,000:

          The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is U.S. $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Checkpoint Systems, Inc. in accordance with the terms of this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered (if a Registered Security) in the name of the undersigned unless a different name has been indicated below. If shares or Securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     Dated:
                                   Signature
                                   MUST BE GUARANTEED IF THE STOCK IS
                                   TO BE ISSUED IN A NAME OTHER THAN
                                   THE REGISTERED HOLDER OF THE
                                   SECURITY

     If shares or Securities are to registered     If only a portion of the
     in the name of a Person other than the        Securities  in the name of
     holder, please print such person's name       is to be converted, please
     and address and, if theis is a Restricted     indicate:
     Security, complete Transfer Notice:
                                                   1.Principal Amount to be
     Security, complete Transfer Notice:              converted:  U.S.$

                                          2.Kind, amount and denomin-
                                            ation of Securities
                                                     representing unconverted
                                                    principal amount to be
                                                    issued:

                                        Bearer-U.S.$
                                        Denominations: U.S.$
                                         (U.S. $1,000 or $10,000)

                                        Registered-U.S.$
                                        Denominations:   U.S.$
                                        (U.S. $1,000 or an integral
                                        multiple thereof)

                                        Registered Securities are not
                                        exchangeable for Bearer
                                             Securities.

                  REDEMPTION NOTICE UNDER SECTION 3(d)

          The undersigned holder of this Security hereby requests and instructs the Company to redeem this Security in accordance with the terms of Section 3(d) of this Security and directs that a check in payment of the redemption amount be delivered to the undersigned unless a different name has been indicated below. The undersigned understands that this request can be revoked by delivering written notice to the Paying Agent on or before the Holder Redemption Date, together with the undersigned's non-transferable receipt for such Security.

     Dated:
                                   Signature
                                   MUST BE GUARANTEED IF CHECK IS TO BE
                                   MADE PAYABLE TO A NAME OTHER THAN
                                   THE REGISTERED HOLDER OF THE
                                   SECURITY

     If a check in payment of the
     redemption amount is to be
     delivered to a person other
     than the holder, please print
     such person's name and address:

                                             HOLDER

                                        Please print name and address
                                        of holder:

           SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES

          The following exchanges of a part of this Rule 144A Global Security for Registered Accredited Investor Securities have been made:


                                              Princiapl
                                              Amount of
             Amount of                        this Global    Signature of
             Decrease In    Amount of         Security       authorized
             Principal      Increase          following      Officer of
   Date      Amount of      in Principal      such           Trustee or
   of        this Global    Amount of this    decrease       Security
   Exchange  Security       Global Security   or Increase    Registrar

                              EXHIBIT B
                 (FORM OF REGULATION S GLOBAL SECURITY)

           THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE "UNITED STATES") OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES OR TO ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE OR TRUST THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR TO ANY OTHER PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, ("UNITED STATES PERSONS") EXCEPT TO CERTAIN INSTITUTIONAL INVESTORS IN THE UNITED STATES IN TRANSACTIONS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT.

           ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

           THIS SECURITY IS A TEMPORARY GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR DEFINITIVE BEARER SECURITIES WITH INTEREST COUPONS OR
     REGISTERED SECURITIES WITHOUT INTEREST COUPONS.   THE RIGHTS ATTACHING
     TO THIS GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

           NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

                            CHECKPOINT SYSTEMS, INC.
                  (Incorporated in the State of Pennsylvania)
              5 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2005
                      TEMPORARY GLOBAL DEBENTURE

            CHECKPOINT SYSTEMS, INC., a corporation duly incorporated and existing under the laws of the State of Pennsylvania (the "Company"), for value received, hereby promises to pay to bearer upon presentation and surrender of this Global Security the principal sum of $
     United States Dollars on November 1, 2005 and to pay interest thereon, from October 24, 1995 semiannually in arrears on May 1 and November 1 in each year, commencing May 1, 1996, at the rate of 5 1/4% per annum, until the principal hereof is paid or made available for payment; provided, however, that interest on this Global Security shall be payable only after the issuance of the definitive Securities for which this Global Security is exchangeable and, in the case of definitive Securities in bearer form, only upon presentation and surrender (at an office or agency outside the United States, its territories and its possessions, except as otherwise provided in the Indenture referred to below) of the interest coupons thereto attached as they severally mature.

           This Global Security is one of a duly authorized issue of Securities of the Company designated as specified in the title hereof, issued and to be issued under the Indenture dated as of October 24, 1995 (the "Indenture") between the Company and Chemical Bank, as Trustee (the "Trustee," which term includes any successor fiscal agent under the Indenture). This Global Security is a temporary Security and is exchangeable in whole or from time to time in part without charge upon request of the holder hereof for definitive Securities in bearer form, with interest coupons attached, or in registered form, without coupons, of authorized denominations, (a) not earlier than 40 days after the date hereof and (b) as promptly as practicable following presentation of certification, in the forms set forth as Exhibits C, D, E and F of the Indenture for such purpose, that the beneficial owner or owners of this Global Security (or, if such exchange is only for a part of this Global Security, of such part) are not United States persons or other Persons who have purchased such Security for resale to United States persons. Definitive Securities in bearer form to be delivered in exchange for any part of this Global Security shall be delivered only outside of the United States, its territories and its possessions. Upon any exchange of a part of this Global Security for definitive Securities, the portion of the principal amount hereof so exchanged shall be endorsed by the Trustee or its agent on the Schedule of Exchanges hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

           Until exchanged in full for definitive Securities, this Global Security shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of, the Indenture as definitive Securities authenticated and delivered thereunder, except that neither the holder hereof nor the beneficial owners of this Global Security shall be entitled to receive payment of interest hereon or to convert this Global Security into shares of Common Stock of the Company or any other security, cash or other property.

           THIS GLOBAL SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

           All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

           Unless the certificate of authentication hereon has been manually executed by an authorized signatory of the Trustee, this Global Security shall not be entitled to any benefit under the Indenture or valid or obligatory for any purpose.

           IN WITNESS, WHEREOF, the Company has caused this Global Security to be duly executed in its corporate name by its duly authorized signatory under its corporate seal.

     Dated:  October 24, 1995

                                        CHECKPOINT SYSTEMS, INC.

     [Corporate Seal]
                                        By:
                                            Name:
                                            Title:

     Attest:




     CERTIFICATE OF AUTHENTICATION

           This is one of the Securities described in the within-mentioned Indenture.

                                        CHEMICAL BANK,
                                             as Trustee


                                        By: